                                                                   EXHIBIT 10.22

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                      BOMBARDIER REGIONAL AIRCRAFT DIVISION


                               PURCHASE AGREEMENT


                                     PA-0393


                                     BETWEEN


                                 BOMBARDIER INC.


                                       AND


                           MIDWAY AIRLINES CORPORATION


                           Relating to the Purchase of
                     Ten (10) Canadair Regional Jet aircraft

                   Including related Customer Support Services


                                        1
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                                TABLE OF CONTENTS

ARTICLE

      1   INTERPRETATION
      2   SUBJECT MATTER OF SALE
      3   CUSTOMER SUPPORT SERVICES AND WARRANTY
      4   PRICE
      5   PAYMENT
      6   DELIVERY PROGRAM
      7   BUYER INFORMATION
      8   CERTIFICATION FOR EXPORT
      9   ACCEPTANCE PROCEDURE
     10   TITLE AND RISK
     11   CHANGES
     12   BUYER'S REPRESENTATIVES AT MANUFACTURE SITE
     13   EXCUSABLE DELAY
     14   NON-EXCUSABLE DELAY
     15   LOSS OR DAMAGE
     16   TERMINATION
     17   NOTICES
     18   INDEMNITY AGAINST PATENT INFRINGEMENT
     19   LIMITATION OF LIABILITY
     20   ASSIGNMENT
     21   SUCCESSORS
     22   APPLICABLE LAWS
     23   CONFIDENTIAL NATURE OF AGREEMENT
     24   AGREEMENT

APPENDIX

     I    ECONOMIC ADJUSTMENT FORMULA
     II   DELIVERY SCHEDULE
     III  SPECIFICATION
     IV   BUYER SELECTED OPTIONAL FEATURES

EXHIBIT

     I    CERTIFICATE OF ACCEPTANCE
     II   BILL OF SALE
     III  CERTIFICATE OF RECEIPT OF AIRCRAFT
     IV   CHANGE ORDER

ANNEX A   CUSTOMER SUPPORT SERVICES
ANNEX B   WARRANTY AND SERVICE LIFE POLICY


                                        2
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INDEX OF LETTER AGREEMENTS

B97-7701-RJTL-CRJ0393-001     Option Aircraft
B97-7701-RJTL-CRJ0393-002     Shadow Option Aircraft
B97-7701-RJTL-CRJ0393-003     Financing
B97-7701-RJTL-CRJ0393-004     Deposit
B97-7701-RJTL-CRJ0393-005     Customer Support
B97-7701-RJTL-CRJ0393-006     Spares
B97-7701-RJTL-CRJ0393-007     Airworthiness Directives
B97-7701-RJTL-CRJ0393-008     Airframe Direct Maintenance Cost
B97-7701-RJTL-CRJ0393-009     Dispatch Reliability
B97-7701-RJTL-CRJ0393-010     Performance
B97-7701-RJTL-CRJ0393-011     Configuration


                                        3
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This Agreement is made on the 17th day of September 1997.


BY AND BETWEEN:   BOMBARDIER INC., a Canadian corporation represented by its
                  BOMBARDIER REGIONAL AIRCRAFT DIVISION ("BRAD") having an office at 123 Garratt Boulevard, Downsview, Ontario, Canada.

AND: MIDWAY AIRLINES CORPORATION, with offices at 300 West Morgan Street, Suite 1200, Durham, North Carolina, United States of America ("Buyer")

WHEREAS Bombardier Inc. through its Canadair Manufacturing Division, is engaged in the manufacture of the Canadair Regional Jet aircraft products; and

                  BRAD has been created for the purpose of providing marketing, sales and customer support services for the Canadair Regional Jet aircraft and related products;

WHEREAS Buyer desires to purchase ten (10) Aircraft (as later defined) and related data, documents, and services under this Agreement (as later defined), and BRAD desires to arrange the sale of such Aircraft, data, documents and services to Buyer,

NOW THEREFORE, in consideration of the mutual covenants herein contained, Buyer and BRAD agree as follows:


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ARTICLE 1. INTERPRETATION

1.1 The recitals above have been inserted for convenience only and do not form part of the agreement.

1.2 The headings in this agreement are included for convenience only and shall not be used in the construction and interpretation of this agreement.

1.3 In this agreement, unless otherwise expressly provided, the singular includes the plural and vice-versa.

1.4 In this agreement the following expressions shall, unless otherwise expressly provided, mean:

      (a)   "Acceptance Period" shall have the meaning attributed to it in
            Article 9.3;

      (b) "Acceptance Date" shall have the meaning attributed to it in Article 9.7.(a);

      (c) "Agreement" means this Agreement, including its Exhibits, Annexes, Appendices and Letter Agreements, if any, attached hereto (each of which is incorporated in the Agreement by this reference), as they may be amended pursuant to the provisions of the Agreement;

      (d)   "Aircraft" shall have the meaning attributed to it in Article 2.1

      (e)   "Aircraft Purchase Price" shall have the meaning attributed to it in
            Article 4.2;

      (f)   "Base Price" shall have the meaning attributed to it in Article 4.1;

      (g)   "Bill of Sale" shall have the meaning attributed to it in Article
            9.7 (c);

      (h)   "BFE" shall have the meaning attributed to it in Article 11.1;

      (i) "Buyer Selected Optional Features" shall have the meaning attributed to it in Article 2.1;

      (j) "Delivery Date" shall have the meaning attributed to it in Article 9.7.(c);


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      (k)   "Economic Adjustment Formula" shall have the meaning attributed to it in Article 4.2;

      (l) "Excusable Delay" shall have the meaning attributed to it in Article 13.1;

      (m)   "FAA" shall have the meaning attributed to it in Article 8.1;

      (n)   N/A

      (o)   "Non-Excusable Delay" shall have the meaning attributed to it in
            Article 14.1;

      (p)   "Notice" shall have the meaning attributed to it in Article 17.1;

      (q)   "Other Patents" shall have the meaning attributed to it in Article
            18.1;

      (r)   "Permitted Change" shall have the meaning attributed to it in
            Article 11.2;

      (s)   "Readiness Date" shall have the meaning attributed to it in Article
            9.1;

      (t)   "Regulatory Change" shall have the meaning attributed to it in
            Article 8.4;

      (u) "Scheduled Delivery Dates" shall have the meaning attributed to it in Article 6;

      (v)   "Specification" shall have the meaning attributed to it in Article
            2.1;

      (w)   "Taxes" shall have the meaning attributed to it in Article 4.3: and

      (x)   "TC" shall have the meaning attributed to it in Article 8.1.


1.5   All dollar amounts in this Agreement are in United States Dollars.

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ARTICLE 2 - SUBJECT MATTER OF SALE

2.1 Subject to the provisions of this Agreement, BRAD will sell and Buyer will purchase ten (10) Canadair Regional Jet aircraft model CL600-2B19 Version 200ER manufactured pursuant to specification no. RAD-601R-153 issue NC dated September, 1997, attached hereto as Appendix III, as that specification may be modified from time to time in accordance with this Agreement (the "Specification"), as supplemented to reflect the incorporation of the Buyer selected optional features ("Buyer Selected Optional Features") set forth in Appendix IV hereto (collectively the "Aircraft").

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ARTICLE 3 - CUSTOMER SUPPORT SERVICES AND WARRANTY

3.1 BRAD shall provide to Buyer the customer support services pursuant to the provisions of Annex A attached hereto.

3.2 BRAD shall provide to Buyer the warranty and the service life policy described in Annex B attached hereto which except as otherwise expressly set forth in this Agreement, including without limitation the letter agreements that supplement this Agreement, shall be the exclusive warranty applicable to the Aircraft.

3.3 Unless expressly stated otherwise, the services referred to in 3.1 and 3.2 above are incidental to the sale of the Aircraft and are included in the Aircraft Purchase Price.

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ARTICLE 4 - PRICE

4.1 The base price for each of the Aircraft (including the Buyer Selected Optional Features listed in Appendix IV but excluding any other available optional features) Ex Works (Incoterms 1990) BRAD's facilities in Montreal, Quebec, (the "Base Price") is [***] expressed in
      November 1997 dollars.

4.2 The price of the Aircraft shall be the Base Price adjusted for changes made pursuant to Article 11 and any Regulatory Changes pursuant to Article 8.4, and further adjusted to the Delivery Date to reflect economic fluctuations during the period from November 1, 1997 to the Delivery Date of each Aircraft ("Aircraft Purchase Price"). Such adjustments shall be based on the economic adjustment formula attached as Appendix I ("Economic Adjustment Formula").

4.3 The Aircraft Purchase Price does not include any taxes, fees or duties including, but not limited to, sales, use, value added (including the Canadian Goods and Services Tax), personal property, gross receipts, franchise, excise taxes, assessments or duties ("Taxes") which are or may be imposed by law upon BRAD, any affiliate of BRAD, Buyer or the Aircraft whether or not there is an obligation for BRAD to collect same from Buyer, by any taxing authority or jurisdiction occasioned by, relating to or as a result of the execution of this Agreement or the sale, lease, delivery, storage, use or other consumption of any Aircraft, BFE or any other matter, good or service provided under or in connection with this Agreement. According to current legislation, Canadian taxes, duties and Goods and Services Tax are not applicable to aircraft sold and immediately exported from Canada. If changes to Canadian tax legislation result in taxes being imposed on Buyer, BRAD will cooperate with Buyer to mitigate the effect of such taxes on Buyer, at Buyer's expense

4.4 Notwithstanding any of the above, if any Taxes (other than Canadian income taxes charged on the income of BRAD) are imposed upon Buyer or become due or are to be collected from BRAD by any taxing authority, BRAD shall notify Buyer and Buyer shall promptly, but no later than ten (10) working days after receiving such notice, pay such Taxes directly to the taxing authority, or reimburse BRAD for such Taxes, as the case may be, including interest and penalties, so long as such interest or penalties are not attributable to the gross negligence or willful misconduct of BRAD. Buyer retains the right to contest, at Buyer's expense and by appropriate lawful proceedings, the imposition of such Taxes.

4.5 Upon BRAD's request, Buyer shall execute and deliver to BRAD any documents that BRAD reasonably deems necessary or desirable in connection with any exemption from or reduction of or the contestation of or the defense against any imposition of Taxes.

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ARTICLE 5 - PAYMENT

5.1   BRAD acknowledges having previously received from Buyer
      [***] per Aircraft, totaling [***]. Such amount shall be applied against the balance of the Aircraft Purchase Price in accordance with the provisions of Article 5.2.

5.2 Buyer shall make payment or cause payment to be made for each Aircraft (expressed below as a percentage of the Base Price adjusted for changes made pursuant to Article 11 and any Regulatory Changes pursuant to
      Article 8.4 escalated at an assumed escalation factor of [***] per year (the "Estimated Purchase Price")) as follows:

      (a)   [***] of the Estimated Purchase Price, less the amounts previously received referred to in Article 5.1, [***] months prior to its Scheduled Delivery Date;

      (b)   [***] of the Estimated Purchase Price [***] months prior to its Scheduled Delivery Date; and

      (c)   [***] of the Estimated Purchase Price [***] months prior to its
                  Scheduled Delivery Date;

      (d)   the Aircraft Purchase Price less the payments referred to in Article
            5.1 and subparagraphs (a), (b) and (c) above, on or before the Delivery Date of such Aircraft to Buyer.

      Receipt of payment in full of all amounts referred to in Articles 5.1 and
      5.2 shall constitute payment in full of the Aircraft Purchase Price for the relevant Aircraft.

      All payments referred to in paragraphs (a) to (c) above are to be made on the first day of the applicable month.

      Any payments for which, upon execution of the Agreement, the time of payment has already passed, will be made within ten (10) business days of execution of the Agreement.

5.3 Subject to the provisions of Article 9.9 hereof, should Buyer fail to make any of the aforementioned payments on or before the stipulated date (BRAD will use reasonable efforts to provide timely notice of Buyer's failure to make payments, for information purposes only) and Buyer does not correct the failure within a period of thirty (30) days after such stipulated date, Buyer shall be in default of the Agreement and this Agreement shall automatically terminate and BRAD shall have no further obligation to Buyer under this Agreement, including the obligation to proceed further with the manufacture of the Aircraft on behalf of Buyer or the sale and/or delivery of the Aircraft to Buyer. Notwithstanding the preceding sentence BRAD shall have the option (but not the obligation) of waiving such termination should Buyer make arrangements satisfactory to BRAD for such payment and all future payments within ten (10) calendar days of Buyer's default.

5.4 Buyer shall pay BRAD daily interest on late payments, from the date that any payment becomes due up to and including the day prior to receipt of payment, at a rate of two per cent (2%) per annum over the prime rate charged by the Chase Manhattan Bank, New York Branch, or its successor, from time to time, calculated and compounded monthly.

5.5 Buyer shall make all payments due under this Agreement in immediately available funds by deposit on or before the due date to BRAD's account in the following manner:

      (a)   Transfer to:      [***]

      (b)   For credit to:    [***]

      (c)   For further credit to:  [***]

5.6 All other amounts due from Buyer with respect to each Aircraft shall be paid on or prior to the Delivery Date of the respective Aircraft.

5.7 All payments provided for under this Agreement shall be made so as to be received in immediately available funds on or before the dates stipulated herein.

5.8 BRAD shall remain the exclusive owner of each Aircraft, free and clear of all rights, liens, charges or encumbrances created by or through Buyer, until such time as all payments referred to in this Article 5, with respect to that Aircraft, have been made.

ARTICLE 6 - DELIVERY PROGRAM

6.1 The Aircraft shall be offered for inspection and acceptance to Buyer at BRAD's facility in Montreal, Quebec during the months set forth in Appendix 11 attached hereto (the "Scheduled Delivery Dates").

ARTICLE 7 - BUYER INFORMATION

7.1 During the manufacture of the Aircraft, Buyer shall provide to BRAD on or before the date required by BRAD, all information as BRAD may reasonably request to manufacture the Aircraft including, without limitation, the selection of furnishings, internal and external colour schemes.

      Within seven (7) calendar days following the signing this Agreement, Buyer will:

      (a)   provide BRAD with an external paint scheme agreed on by the parties;
            and

      (b)   select interior colours (from BRAD's standard colours).

      Failure of Buyer to comply with these requirements may result in an increase in price, a delay in delivery of the Aircraft, or both.

7.2 On or before execution of this Agreement Buyer shall notify BRAD in writing of the BFE (if any) that Buyer wishes to have incorporated into each Aircraft. Buyer shall also provide details of:

      a.    weights and dimensions of the BFE;

      b.    test equipment or special tools required to incorporate the BFE; and

      c.    any other information BRAD may reasonably require.

      Within one hundred and twenty (120) calendar days thereafter, BRAD shall advise Buyer of its acceptance or rejection of the BFE and of the dates by which each item of BFE is required by BRAD. If required the parties hereto shall execute a Change Order in accordance with Article 11.1 to cover those BFE accepted by BRAD.

7.3 The BFE accepted by BRAD pursuant to this Article shall be incorporated in the manufacturing process of the Aircraft subject to the following conditions:

      a. Title to the BFE shall remain at all times with Buyer and risk of loss of the BFE shall remain at all times with Buyer except for damages caused by BRAD's gross negligence.

      b. The BFE must be received Carriage Paid To (Incoterms 1990) BRAD's plant or such other place as BRAD may designate, no later than the date notified pursuant to Article 7.2, free and clear of any taxes, duties, licenses, charges, liens or other similar claims;

      c.    The BFE shall meet:

            1) customary industry standards of quality (with the exception of any paint to be supplied by Buyer, which must meet BRAD's requirements and specifications), and

            2) the requirements of the applicable airworthiness certification agency;

      d. The BFE shall be delivered to BRAD in good condition and ready for immediate incorporation into the Aircraft. BRAD shall, upon receipt, inspect the BFE as to quantity and apparent defects and inform Buyer of any discrepancies and the required corrective actions to be taken;

      e. BRAD shall only be responsible for the fitment and testing of the BFE in the Aircraft using reasonable care and good manufacturing practices, in accordance with Buyer's written detailed description of the dimensions and weight of such BFE. Buyer shall also furnish information necessary for its proper storage, fitment, servicing, maintenance and operation and availability of test equipment or special tools;

      f. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH, BRAD SHALL HAVE NO LIABILITY OR OTHER OBLIGATIONS AND IS HEREBY RELIEVED OF ANY LIABILITY, WARRANTY OR OTHER OBLIGATION WITH RESPECT TO THE BFE AND BUYER HEREBY WAIVES ALL EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS INCLUDING THOSE OF MERCHANTABILITY OR FITNESS OR OTHERWISE AND ALL OTHER LIABILITY (STRICT OR OTHERWISE) ON THE PART OF BRAD, BE IT IN FACT, IN LAW, IN CONTRACT, OR IN TORT (INCLUDING WITHOUT LIMITATION THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF BRAD OR ITS AFFILIATES), OR OTHERWISE, IN CONNECTION WITH THE BFE OR ITS DESIGN, SUITABILITY, USE OR OPERATION.

7.4 If at any time between receipt of the BFE by BRAD and the Delivery Date, it is determined by BRAD that an item of BFE supplied does not meet the standards and requirements described above or its fitment, integration and testing in the Aircraft or Aircraft systems create delays in the manufacturing or certification process, then such BFE may be removed and replaced by other BFE or by BRAD's equipment. Any costs associated with the removal, refitment, replacement, testing, certification and/or delays in the Delivery Date of the Aircraft shall be borne by Buyer.

7.5 In the event that the delivery of an Aircraft is delayed due to any delay caused by Buyer's failure to:

      a.    deliver or have BFE delivered by the date required;

      b. ensure satisfactory design, suitability, use or operation of the BFE;

      c.    furnish or obtain applicable BFE data;

      d.    perform any adjusting, calibrating, retesting or updating of BFE;

      e. furnish or obtain any approvals in compliance with the provisions of this Article; or

      f.    comply with the conditions of this Article.

      BRAD agrees to discuss with Buyer the steps to be taken to minimize, cure, eliminate or work around the delay, but any delay incurred shall be the responsibility of Buyer and Buyer shall pay to BRAD any costs and expenses reasonably incurred by BRAD due to such delay.


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

7.6 Should there be a delay in delivery caused either by a failure of Buyer described in Article 7.5, or by an event to which reference is made in
      Article 13.0 in connection with the BFE, and if such delay cannot reasonably be minimized, cured, eliminated or worked around by agreement of the parties, Buyer agrees that BRAD may deliver the Aircraft without installing the unapproved, delayed or nonconforming BFE, and Buyer agrees to take delivery of and pay for the Aircraft.

7.7 If this Agreement is terminated in whole or in part in accordance with the provisions hereof BRAD may elect to, by written notice to Buyer, either:

      a. purchase the BFE ordered by Buyer and/or received by BRAD at the invoice price paid by Buyer; or

      b. return the BFE to Buyer Free Carrier (Incoterms 1990) BRAD's plant, or such other place that BRAD may designate.

ARTICLE 8 - CERTIFICATION FOR EXPORT

8.1 BRAD has obtained from Transport Canada ("TC"), a TC Type Approval (Transport Category) and from the Federal Aviation Administration of the United States ("FAA") an FAA Type Certificate for the type of aircraft purchased under this Agreement.

8.2 For each Aircraft, BRAD shall provide to Buyer a TC Certificate of Airworthiness (Transport Category) for export, on or before the Delivery Date of such Aircraft.

8.3 BRAD shall not be obligated to obtain any other certificates or approvals as part of this Agreement. The obtaining of any import license or authority required to import or operate the Aircraft into any country outside of Canada shall be the responsibility of Buyer. BRAD will, to the extent permitted by law, and with Buyer's assistance, seek the issuance of a Canadian export license to enable Buyer to export the Aircraft from Canada subject to prevailing export control regulations in effect on the Delivery Date.

8.4 If any addition or change to, or modification or testing of the Aircraft is required by any law or governmental regulation or requirement or interpretation thereof by any governmental agency having jurisdiction in order to meet the requirements of Article 8.2 (a "Regulatory Change"), such Regulatory Change shall be made to the Aircraft prior to Delivery Date, or at such other time after the Delivery Date as the parties may agree upon.

8.5   [***]

8.6 If delivery of the Aircraft is delayed by the incorporation of any Regulatory Change, such delay shall be an Excusable Delay within the meaning of Article 13.

8.7 BRAD shall issue a Change Order, reflecting any Regulatory Change required to be made under this Article 8, which shall set forth in detail the particular changes to be made and the effect, if any, of such changes on design, performance, weight, balance, time of delivery, Base Price and Aircraft Purchase Price. Any Change Orders issued pursuant to this Article shall be effective and binding upon the date of BRAD's transmittal of such Change Order.


                                       18
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8.8   If the use of any of the certificates identified in this Article 8 are discontinued during the performance of this Agreement, reference to such discontinued certificate shall be deemed a reference to any other certificate or instrument which corresponds to such certificate or, if there should not be any such other certificate or instrument, then BRAD shall be deemed to have obtained such discontinued certificate(s) upon demonstrating that the Aircraft complies substantially with the Specification.

8.9 Reference to a regulatory authority shall include any succeeding department or agency then responsible for the duties of said regulatory authority.


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ARTICLE 9 - ACCEPTANCE PROCEDURE

9.1   No earlier than [***] prior to the first day of the Scheduled
      Delivery Date, Buyer may request from BRAD, by facsimile or telegraphic communication or other expeditious means, [***]

      No later than [***] prior to the first day of the Scheduled
      Delivery Date, BRAD shall inform Buyer by facsimile or telegraphic communication or other expeditious means, [***].

      BRAD shall give Buyer at least thirty (30) days advance notice, by facsimile or telegraphic communication or other expeditious means, of the projected date of readiness of each Aircraft for inspection and delivery.

      BRAD shall give Buyer at least ten (10) working days advance notice, by facsimile or telegraphic communication or other expeditious means, of the date on which an Aircraft will be ready for Buyer's inspection, flight test and acceptance (the "Readiness Date").

9.2 Within two (2) days following receipt by Buyer of the notice of Readiness Date Buyer shall:

      (a) provide notice to BRAD as to the source and method of payment of the balance of the Aircraft Purchase Price;

      (b) identify to BRAD the names of Buyer's representatives who will participate in the inspection, flight test and acceptance; and

      (c) provide evidence of the authority of the designated persons to execute the Certificate of Acceptance and other delivery documents on behalf of Buyer.

9.3 Buyer shall have three (3) consecutive working days commencing on the Readiness Date in which to complete the inspection and flight test (such three (3) working day period being the "Acceptance Period").

9.4 Up to four (4) representatives of Buyer may participate in Buyer's ground inspection of the Aircraft and two (2) representatives of Buyer may participate in the flight test. BRAD shall, if requested by Buyer, perform an acceptance flight of not less than one (1) and not more than three (3) hours duration. Ground inspection and flight test shall be conducted in accordance with BRAD's acceptance procedures (a copy of which shall be provided to Buyer at least 30 days prior to the Scheduled Delivery Date of the First Aircraft hereunder) and at BRAD's expense. At all times during ground inspection and flight test, BRAD shall retain control over the Aircraft.

9.5 If no Aircraft defect or discrepancy is revealed during the ground inspection or flight test, Buyer shall accept the Aircraft on or before the last day of the Acceptance Period in accordance with the provisions of
      Article 9.7.

9.6 If any material defect or discrepancy in the Aircraft is revealed by Buyer's ground inspection or flight test, the defect or discrepancy will promptly be corrected by BRAD, at no cost to Buyer, which correction may occur during the Acceptance Period (in which case the Acceptance Period will be extended accordingly) or after the Acceptance Period depending on the nature of the defect or discrepancy and of the time required for correction. To the extent necessary to verify such correction, BRAD shall perform one (1) or more further acceptance flights

9.7 Upon completion of the ground inspection and acceptance flight of the Aircraft and correction of any defects or discrepancies:

      (a) Buyer will sign a Certificate of Acceptance (in the form of Exhibit I hereto) for the Aircraft. Execution of the Certificate of Acceptance by or on behalf of Buyer shall be evidence of Buyer having examined the Aircraft and found it in accordance with the provisions of this Agreement. The date of signature of the Certificate of Acceptance shall be the "Acceptance Date";

      (b)   BRAD will supply a TC Certificate of Airworthiness for Export; and

      (c) Buyer shall pay BRAD the balance of the Aircraft Purchase Price and any other amounts due, at which time BRAD shall issue a bill of sale (in the form of Exhibit 11 hereto) passing to Buyer good title to the Aircraft free and clear of all liens, claims, charges and encumbrances except for those liens, charges or encumbrances created by or claimed through Buyer (the "Bill of Sale"). The date on which BRAD delivers the Bill of Sale and Buyer takes delivery of the Aircraft shall be the "Delivery Date".

      Delivery of the Aircraft shall be evidenced by the execution and delivery of the Bill of Sale and of the Certificate of Receipt of Aircraft (in the form of Exhibit III hereto).

9.8 Provided that BRAD has met all of its obligations under this Article 9, should Buyer not accept, pay for and take delivery of any of the Aircraft within ten (10) calendar days after the end of the Acceptance Period of such Aircraft, Buyer shall be deemed to be in default of the terms of this Agreement.

9.9 Buyer shall promptly, upon demand, reimburse BRAD for all costs and expenses reasonably incurred by BRAD as a result of Buyer's failure to accept or take delivery of the Aircraft, including but not limited to reasonable amounts for storage, insurance, taxes, preservation or protection of the Aircraft. Provided that BRAD has met all of its obligations under this Article 9, should Buyer not accept, pay for and/or take delivery of any one of the Aircraft within thirty (30) calendar days following the end of the Acceptance Period, the present Agreement shall automatically terminate. BRAD shall however, have the option (but not the obligation) of waiving such termination should Buyer, within ten (10) calendar days following such termination, make arrangements satisfactory to BRAD to accept delivery and provide payment for all amounts owing or to become due pursuant to this Agreement.

ARTICLE 10 - TITLE AND RISK

10.1 Title to the Aircraft and risk of loss of or damage to the Aircraft passes to Buyer when BRAD presents the Bill of Sale to Buyer on the Delivery Date.

10.2 If, after transfer of title on the Delivery Date, the Aircraft remains in or is returned to the care, custody or control of BRAD, Buyer shall retain risk of loss of; or damage to the Aircraft and for itself and on behalf of its insurer(s) hereby waives and renounces to, and releases BRAD and any of BRAD's affiliates from any claim, whether direct, indirect or by way of subrogation, for damages to or loss of the Aircraft arising out of, or related to, or by reason of such care, custody or control, except in the case of BRAD's willful misconduct or gross negligence.

ARTICLE 11 - CHANGES

11.1 Other than a Permitted Change as described in Article 11.2, or a Regulatory Change as described in Article 8.4, any change to this Agreement (including without limitation the Specification) or any features or Buyer Furnished Equipment ("BFE"), if any, changing the Aircraft from that described in the Specification attached hereto, requested by Buyer, and as may be mutually agreed upon by the parties hereto, shall be made using a change order ("Change Order") substantially in the format of
      Exhibit IV hereto. Should Buyer request a change, BRAD shall advise Buyer, to the extent reasonably practical, of the effect, if any, of such change request on:

      (a)   the Scheduled Delivery Date;

      (b)   the price and payment terms applicable to the Change Order; and

      (c) any other material provisions of this Agreement which will be affected by the Change Order.

      Such Change Order shall become effective and binding on the parties hereto when signed by a duly authorized representative of each party.

11.2 BRAD, prior to the Delivery Date and without a Change Order or Buyer's consent, may:

      (a) substitute the kind, type or source of any material, part, accessory or equipment with any other material, part, accessory or equipment of like, equivalent or better kind or type; or

      (b) make such change or modification to the Specification as it deems appropriate to:

            1)    improve the Aircraft, its maintainability or appearance, or

            2)    to prevent delays in manufacture or delivery, or

            3) to meet the requirements of Articles 2 and 8, other than for a Regulatory Change to which the provisions of Articles 8.4 and
                  8.5 shall apply,

      provided that such substitution, change or modification shall not affect the Aircraft Purchase Price or materially affect the Scheduled Delivery Date, interchangeability or replaceability of spare parts or performance characteristics of the Aircraft. Any change made in accordance with the provisions of this Article 11.2 shall be deemed to be a "Permitted Change" and the cost thereof shall be borne by BRAD.

ARTICLE 12 - BUYER'S REPRESENTATIVES AT MANUFACTURE SITE

12.1 From time to time, commencing with the date of this Agreement and ending with the Delivery Date of the last Aircraft purchased hereunder, BRAD shall furnish, without charge, office space at BRAD's facility for one (1) representative of Buyer. Buyer shall be responsible for all expenses of its representative and shall notify BRAD at least thirty (30) calendar days prior to the first scheduled visit of such representative and three
      (3) days for each subsequent visit.

12.2 BRAD's and BRAD's affiliates' facilities shall be accessible to Buyer's representative during normal working hours. Buyer's representative shall have the right to periodically observe the work at BRAD's or BRAD's affiliates' facilities where the work is being carried out provided there shall be no disruption in the performance of the work.

12.3 BRAD shall advise Buyer's representative of BRAD's or BRAD's affiliates' rules and regulations applicable at the facilities being visited and Buyer's representative shall conform to such rules and regulations.

12.4 At any time prior to delivery of the Aircraft, Buyer's representative may request, in writing, correction of parts or materials which they reasonably believe are not in accordance with the Specification. BRAD shall provide a written response to any such request. Communication between Buyer's representative and BRAD shall be solely through BRAD's Contract Department or its designate.

12.5 BUYER HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BRAD, ITS ASSIGNEES AND AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND CONTRACTORS FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS AND EXPENSES RESULTING FROM INJURIES TO OR DEATH OF OR LOSS OF OR DAMAGE TO PROPERTY OF BUYER OR BUYER'S REPRESENTATIVES WHILE AT BRAD'S OR BRAD'S AFFILIATES OR SUBCONTRACTOR'S FACILITIES AND/OR DURING INSPECTION, FLIGHT TEST OR ACCEPTANCE OF THE AIRCRAFT, WHETHER OR NOT CAUSED BY THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF BRAD, ITS ASSIGNEES, AFFILIATES OR THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR CONTRACTORS.

12.6 BRAD HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS ASSIGNEES AND AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND CONTRACTORS FROM AND AGAINST ALL LIABILITIES, DAMAGES, LOSSES, COSTS AND EXPENSES RESULTING FROM INJURIES TO OR DEATH OF OR LOSS OF OR DAMAGE TO PROPERTY OF BRAD OR BRAD'S REPRESENTATIVES WHILE AT BUYER'S OR BUYER'S AFFILIATES OR SUBCONTRACTOR'S FACILITIES AND/OR DURING INSPECTION, FLIGHT TEST OR ACCEPTANCE OF THE AIRCRAFT, WHETHER OR NOT CAUSED BY THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF BUYER, ITS ASSIGNEES, AFFILIATES OR THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR CONTRACTORS.

ARTICLE 13 - EXCUSABLE DELAY

13.1 In the event of a delay on the part of BRAD in the performance of its obligations or responsibilities under the provisions of this Agreement due directly or indirectly to a cause which is beyond the reasonable control or without the fault or negligence of BRAD (an "Excusable Delay"), BRAD shall not be liable for, nor be deemed to be in default under this Agreement on account of such delay in delivery of the Aircraft or other performance hereunder and the time fixed or required for the performance of any obligation or responsibility in this Agreement shall be extended for a period equal to the period during which any such cause or the effect thereof persist. Excusable Delay shall be deemed to include, without limitation, delays occasioned by the following causes:

      (a)   force majeure or acts of God;

      (b) war, warlike operations, act of the enemy, armed aggression, civil commotion, insurrection, riot or embargo;

      (c) fire, explosion, earthquake, lightning, flood, draught, windstorm or other action of the elements or other catastrophic or serious accidents;

      (d)   epidemic or quarantine restrictions;

      (e) any legislation, act, order, directive or regulation of any governmental or other duly constituted authority;

      (f) strikes, lock-out, walk-out, and/or other labour troubles causing cessation, slowdown or interruption of work;

      (g) delay or inability to procure supplies, materials, components, accessories, equipment, tools or parts after due and timely diligence by BRAD;

      (h)   delay or failure of common carriers; or

      (i) delay in obtaining any airworthiness approval or certificate, or any equivalent approval or certification, by reason of any law or governmental order, directive or regulation or any change thereto, or interpretation thereof, by a governmental agency, the effective date of which is subsequent to the date of this Agreement, or by reason of any change or addition made by BRAD or its affiliates or requested by a governmental agency to the compliance program of BRAD or of its affiliate, or any part thereof, as same may have been approved by TC, or change to the interpretation thereof to obtain any such airworthiness approval or certificate.

13.2  (a)   If BRAD concludes, based on its appraisal of the facts and normal scheduling procedures, that due to Excusable Delay delivery of the Aircraft will be delayed for more than twelve (12) months after the originally Scheduled Delivery Date or any revised date agreed to in writing by the parties, BRAD shall promptly notify Buyer in writing and either party may then terminate this Agreement with respect to the Aircraft by giving written notice to the other within fifteen
            (15) days after receipt by Buyer of BRAD's notice.

      (b) If, due to Excusable Delay, delivery of any Aircraft is delayed for more than twelve (12) months after the Scheduled Delivery Date, either party may terminate this Agreement with respect to such Aircraft by giving written notice to the other within fifteen (15) days after the expiration of such twelve (12) month period.

13.3 Termination under Article 13.2 shall discharge all obligations and liabilities of Buyer and BRAD hereunder with respect to such delayed Aircraft and all related undelivered items and services, except that BRAD shall promptly repay to Buyer, and BRAD's sole liability and responsibility shall be limited to the repayment to Buyer, of all advance payments for such Aircraft received by BRAD less any amount due by Buyer to BRAD.

13.4 The termination rights set forth in Article 13.2 are in substitution for any and all other rights of termination or contract lapse arising by operation of law in connection with Excusable Delays.

ARTICLE 14 - NON-EXCUSABLE DELAY

14.1 If delivery of the Aircraft is delayed beyond the end of the Scheduled Delivery Date, by causes not excused under Article 13.1, this shall constitute a non-excusable delay (a "Non-Excusable Delay").

ARTICLE 15 - LOSS OR DAMAGE

15.1 In the event that prior to the Delivery Date of any Aircraft, the Aircraft is lost, destroyed or damaged beyond repair due to any cause, BRAD shall promptly notify Buyer in writing. Such notice shall specify the earliest date reasonably possible, consistent with BRAD's other contractual commitments and production schedule, by which BRAD estimates it would be able to deliver a replacement for the lost, destroyed or damaged Aircraft. This Agreement shall automatically terminate as to such Aircraft unless Buyer gives BRAD written notice, within thirty (30) days of BRAD's notice, that Buyer desires a replacement for such Aircraft. If Buyer gives such notice to BRAD, the parties shall execute an amendment to this Agreement which shall set forth the Delivery Date for such replacement aircraft and corresponding new replacement Aircraft Purchase Price; provided, however, that nothing herein shall obligate BRAD to manufacture and deliver such replacement aircraft if it would require the reactivation or acceleration of its production line for the model of aircraft purchased hereunder. The terms and conditions of this Agreement applicable to the replaced Aircraft shall apply to the replacement aircraft.

ARTICLE 16 - TERMINATION

16.1 This Agreement may be terminated, in whole or in part, with respect to any or all of the Aircraft before the Delivery Date by BRAD or Buyer by notice of termination to the other party upon the occurrence of any of the following events:

      (a) a party makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts or the other party has reasonable evidence that it generally does not pay its debts as they become due; or

      (b) a receiver or trustee is appointed for a party or for substantially all of such party's assets and, if appointed without such party's consent, such appointment is not discharged or stayed within thirty
            (30) calendar days thereafter; or

      (c) proceedings or action under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against a party, and, if contested by such party, are not dismissed or stayed within thirty (30) calendar days thereafter; or

      (d) any writ of attachment or execution or any similar process, that has the effect of materially affecting the business or operations of a party, is issued or levied against a parry or any significant part of its property and is not released, stayed, bonded or vacated within forty-five (45) calendar days after its issue or levy.

      (e) Buyer shall fail to hold an effective air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Federal Aviation Act (or successor provision of law) for aircraft capable of carrying ten (10) or more individuals or 6000 pounds or more of cargo.

16.2 In addition, this Agreement may be terminated, in whole or in part, before the Delivery Date with respect to any or all undelivered Aircraft:

      (a)   as otherwise provided in this Agreement; or

      (b) by BRAD, if Buyer is in default or breach of any material term or condition of this Agreement and Buyer does not cure such default or breach within forty-five (45) calendar days after receipt of notice from BRAD specifying such default or breach; or

      (c) by Buyer, if BRAD is in default or breach of any material term or condition of this Agreement and such breach remains uncured for a period of forty-five (45) calendar days following receipt of a notice from Buyer specifying the nature of default or breach; or

      (d)   [***]

16.3 In case of termination of this Agreement under Articles 5.3 or 9.9, or by BRAD pursuant to Articles 16.1 or 16.2 [***]:

      (a) all rights (including property rights), if any, which Buyer or its assignee may have or may have had in or to any or all of the undelivered Aircraft and any rights of Buyer hereunder (including property rights) with respect to any or all undelivered Aircraft shall become null and void with immediate effect;

      (b) BRAD may sell, lease or otherwise dispose of such Aircraft to another party free of any claim by Buyer; and

      (c) all amounts paid by Buyer with respect to the applicable undelivered Aircraft shall be retained by BRAD and shall be applied against the costs, expenses, losses and damages incurred by BRAD as a result of Buyer's default and/or termination of this Agreement. To the extent that the amount so retained by BRAD exceeds such damages, such excess shall be returned to Buyer. if such amount so retained by BRAD is insufficient to cover such damages BRAD shall have all rights permitted by law to recover from Buyer the full amount of such damages.

      In the event of termination of this Agreement by Buyer or BRAD pursuant to
      Article 16.2(d) hereof, Buyer's sole rights, remedies and recourses against BRAD and BRAD's obligations to Buyer shall be limited to only the return by BRAD of those amounts paid by Buyer to BRAD hereunder on account of the undelivered Aircraft.

ARTICLE 17 - NOTICES

17.1 Any notice, request, approval, permission, consent or other communication ("Notice"), to be given or required under this Agreement shall be provided in writing, by registered mail, facsimile, courier, telegraphic or other electronic communication providing reasonable proof of transmission, except that no notice shall be sent by mail if disruption of postal service exists or is threatened either in the country of origin or of destination, by the party giving the Notice and shall be addressed as follows:

      (a)   Notice to BRAD shall be addressed to:

            Bombardier Inc.
            Bombardier Regional Aircraft Division
            123 Garratt Boulevard
            Downsview, Ontario
            Canada
            M3K 1Y5
            Attention:  Director of Contracts

            Facsimile: (416) 375-4533

      (b)   Notice to Buyer shall be addressed to:

            Midway Airlines Corporation
            300 W. Morgan Street, Suite 1200
            Durham, NC 27701
            Attention: Chief Financial Officer      Attention: General Counsel
            Facsimile: 919-956-8619                 Facsimile: 919-956-7568

17.2 Notice given in accordance with Article 17.1 shall be deemed sufficiently given to and received by the addressees:

      (a) if delivered by hand, on the day when the same shall have been so delivered; or

      (b) if mailed or sent by courier on the day indicated on the corresponding acknowledgment of receipt; or

      (c) if sent by telex or facsimile on the day indicated by the acknowledgment or the answer back of the receiver in provable form.

ARTICLE 18 - INDEMNITY AGAINST PATENT INFRINGEMENT

18.1 In the case of any actual or alleged infringement of any Canadian or United States patent or, subject to the conditions and exceptions set forth below, any patent issued a under the laws of any other country in which Buyer from time to time may lawfully operate the Aircraft ("Other Patents"), by the Aircraft, or by any system, accessory, equipment or part installed in such Aircraft at the time title to such Aircraft passes to Buyer, BRAD shall indemnify, protect and hold harmless Buyer from and against all claims, suits, actions, liabilities, damages and costs resulting from the infringement, excluding any incidental or consequential damages (which include without limitation loss of revenue or loss of profit) and BRAD shall, at its option and expense:

      (a) procure for Buyer the right under such patent to use such system, accessory, equipment or part; or

      (b) replace such system, accessory, equipment or part with one of the similar nature and quality that is non-infringing; or

      (c) modify such system, accessory, equipment or part to make same non-infringing in a manner such as to keep it otherwise in compliance with the requirements of this Agreement.

      BRAD's obligation hereunder shall extend to Other Patents only if from the time of design of the Aircraft, system, accessory, equipment or part until the alleged infringement claims are resolved:
[6~
      (d) such other country and the country in which the Aircraft is permanently registered have ratified and adhered to and are at the time of the actual or alleged infringement contracting parties to the Chicago Convention on International Civil Aviation of December 7, 1944 and are Rally entitled to all benefits of Article 27 thereof; and

      (e) such other country and the country of registration shall each have been a party to the International Convention for the Protection of Industrial Property (Paris Convention) or have enacted patent laws which recognize and give adequate protection to inventions made by the nationals or other countries which have ratified, adhered to and are contracting parties to both of the forgoing conventions.

18.2 The foregoing indemnity does not apply to BFE, or to avionics, engines or any system, accessory, equipment or part that was not manufactured to BRAD's detailed design or to any system, accessory, equipment or part manufactured by a third party to BRAD's detailed design without BRAD's authorization. [***]

18.3 Buyer's remedy and BRAD's obligation and liability under this Article are conditional upon (i) Buyer giving BRAD written notice within ten (10) days after Buyer receives notice of a suit or action against Buyer alleging infringement or within twenty (20) days after Buyer receives any other written claim of infringement (ii) Buyer uses reasonable efforts in full cooperation with BRAD to reduce or mitigate any such expenses, damages, costs or royalties involved, and (iii) Buyer furnishes promptly to BRAD all data, papers and records in its possession or control necessary or useful to resist and defend against such claim or suit. BRAD may at its option conduct negotiations with any party claiming infringement and may intervene in any suit or action. Whether or not BRAD intervenes, BRAD shall be entitled at any stage of the proceedings to assume or control the defense. Buyer's remedy and BRAD's obligation and liability are further conditional upon BRAD's prior approval of Buyer's payment or assumption of any liabilities, expenses, damages, royalties or costs for which BRAD may be held liable or responsible.

18.4 THE INDEMNITY, OBLIGATIONS AND LIABILITIES OF BRAD AND REMEDIES OF BUYER SET OUT IN THIS ARTICLE ARE EXCLUSIVE AND ACCEPTED BY BUYER TO BE IN LIEU OF AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER INDEMNITIES, OBLIGATIONS AND LIABILITIES OF BRAD AND OF ITS AFFILIATES AND ALL OTHER RIGHTS, REMEDIES AND CLAIMS, INCLUDING CLAIMS FOR DAMAGES, DIRECT, INCIDENTAL OR CONSEQUENTIAL, OF BUYER AGAINST BRAD AND ITS AFFILIATES EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT INFRINGEMENT BY THE AIRCRAFT OR ANY INSTALLED SYSTEM, ACCESSORY, EQUIPMENT OR PART.

ARTICLE 19 - LIMITATION OF LIABILITY AND INDEMNIFICATION

19.1 BRAD SHALL HAVE NO OBLIGATION OR LIABILITY (AT LAW OR IN EQUITY), WHETHER ARISING IN CONTRACT (INCLUDING WITHOUT LIMITATION, WARRANTY), IN TORT (INCLUDING THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF BRAD OR ITS AFFILIATES), OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, FOR ANY LOSSES OR DAMAGES FOR OR ARISING OUT (I) OF ANY NON-CONFORMANCE OR DEFECT IN OR DESIGN OR CONDITION OF ANY AIRCRAFT, EQUIPMENT, BRAD PARTS, VENDOR PARTS, SPARE PART, GROUND SUPPORT EQUIPMENT, TECHNICAL PUBLICATION OR DATA OR ANY SERVICES TO BE PROVIDED HEREUNDER, OR (II) ANY OTHER FAILURE BY BRAD TO PERFORM ANY OBLIGATION HEREUNDER.

19.2 ANNEX B HERETO EXCLUSIVELY SETS FORTH BRAD'S OBLIGATIONS WITH RESPECT TO ANY NON-CONFORMANCE OF THE AIRCRAFT WITH THE SPECIFICATION OR ANY DEFECT IN THE AIRCRAFT.

      EXCEPT AS SET FORTH IN ANNEX B THERE ARE NO UNDERSTANDINGS,
      REPRESENTATIONS, CONDITIONS OR WARRANTIES, EXPRESS OR IMPLIED, BETWEEN THE PARTIES WITH RESPECT TO ANY NON-CONFORMANCE OF THE AIRCRAFT WITH THE SPECIFICATION OR ANY DEFECT IN THE AIRCRAFT OR ANY OTHER THING DELIVERED UNDER THIS AGREEMENT.

19.3 THE WARRANTY AND SERVICE LIFE POLICY PROVIDED IN ANNEX B, ARTICLE 18 OF THE AGREEMENT, AND THE GUARANTEES CONTAINED IN LETTER AGREEMENTS NO. 007, 008, 009 AND 010 TO THIS AGREEMENT AND THE OBLIGATIONS AND LIABILITIES OF BRAD UNDER THE AFORESAID WARRANTY, SERVICE LIFE POLICY, ARTICLE 18, AND GUARANTEES ARE ACCEPTED BY BUYER TO BE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES, OBLIGATIONS, REPRESENTATIONS OR LIABILITIES, EXPRESS OR IMPLIED, OF BRAD AND ITS AFFILIATES WITH RESPECT TO DEFECTS IN EACH AIRCRAFT OR PART THEREOF, PRODUCT, DOCUMENT OR SERVICE DELIVERED OR PROVIDED UNDER THIS AGREEMENT, ARISING IN FACT, IN LAW, IN CONTRACT, IN TORT, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION,

      A.    ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS;

      B. ANY IMPLIED WARRANTY OR CONDITION ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

      C. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF BRAD OR ITS AFFILIATES, BY REASON OF THE DESIGN, MANUFACTURE, SALE, REPAIR, LEASE OR USE OF THE AIRCRAFT OR PRODUCT AND SERVICES DELIVERED HEREUNDER; AND

      D. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT OR PART THEREOF, ANY BRAD PARTS, ANY POWER PLANT PARTS, ANY VENDOR PARTS, ANY SPARE PARTS OR ANY TECHNICAL DATA.

19.4 BUYER HEREBY RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BRAD, ITS SUBSIDIARIES, AFFILIATES, SUBCONTRACTORS AND LESSORS, AND THEIR RESPECTIVE EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS, AND EACH OF THEM, FROM AND AGAINST ALL LIABILITIES, CLAIMS, DAMAGES, LOSSES, COSTS AND EXPENSES FOR LOSS OF OR DAMAGE TO PROPERTY INCLUDING ANY AIRCRAFT, AND LOSS OF USE THEREOF, OR INJURIES TO OR DEATH OF ANY AND ALL PERSONS (INCLUDING

      BUYER'S DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES BUT EXCLUDING BRAD'S DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES), ARISING DIRECTLY OR INDIRECTLY OUT OF OR IN CONNECTION WITH ANY SERVICE PROVIDED UNDER ANNEX A WHETHER OR NOT CAUSED BY THE ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE OR STRICT PRODUCTS LIABILITY OF BRAD, ITS SUBSIDIARIES, AFFILIATES, SUBCONTRACTORS AND LESSORS, OR THE EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS OF ANY OF THEM.

ARTICLE 20 - ASSIGNMENT

20.1 Either party may assign, sell, transfer or dispose of(in whole or in part) any of its rights and obligations hereunder to a wholly owned subsidiary or affiliate provided that there is no increase to the liability and/or responsibility of the non-assigning party and that the assigning party remains jointly and severally liable with any assignee for the performance of its obligation under this Agreement.

20.2 Except as provided in Article 20.1, Buyer shall not assign, sell, transfer or dispose of (in whole or in part) any of its rights or obligations hereunder without BRAD's prior written consent. In the event of such assignment, sale, transfer or disposition Buyer shall remain jointly and severally liable with any assignee for the performance of all and any of Buyer's obligations under this Agreement and BRAD reserves the right as a condition of its consent to amend one or more of the terms and conditions of this Agreement.

20.3 Notwithstanding Article 20.2 above, Buyer may assign, after transfer of title of the Aircraft, its rights under the Agreement to a third-party purchaser of any one of the Aircraft, provided said third party acknowledges in writing to be bound by the applicable terms and conditions of this Agreement, including but not limited to the provisions and limitations as detailed Annex A, Customer Support Services, Annex B, Warranty and Service Life Policy and of the provisions and limitations in Limitation of Liability as defined in Article 19 hereof and Indemnity Against Patent Infringement as defined in Article 18 hereof and any other on-going obligations of Buyer, which shall apply to it to the same extent as if said third party was Buyer hereunder and provided that there is no increase to the liability and/or responsibility of BRAD.

20.4 BRAD may assign any of its rights to receive money hereunder without the prior consent of Buyer.

20.5 Notwithstanding the other provisions of this Article 20, BRAD shall, at Buyer's cost and expense, if so requested in writing by Buyer, take any action reasonably required for the purpose of causing any of the Aircraft to be subjected (i) to, after the Delivery Date, an equipment trust, conditional sale or lien, or (ii) to another arrangement whether before, on or after the Delivery Date, for the financing (including lease financing) of the Aircraft by Buyer, providing, however, there shall be no increase to the liability and/or responsibility of BRAD arising through such financing.

ARTICLE 21 - SUCCESSORS

      This Agreement shall inure to the benefit of and be binding upon each of BRAD and Buyer and their respective successors and permitted assignees.

ARTICLE 22 - APPLICABLE LAWS

22.1 THIS AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED IN ACCORDANCE WITH AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY THE DOMESTIC LAWS OF THE STATE OF NEW YORK, AND THE PARTIES HAVE AGREED THAT THE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS HEREBY EXCLUDED.

22.2 Each party's obligations under this Agreement shall be subject to and apply only to the extent permitted by applicable laws, regulations, directives and/or orders regarding export controls.

ARTICLE 23 - CONFIDENTIAL NATURE OF AGREEMENT

23.1 This Agreement and all information furnished or obtained pursuant to this Agreement is confidential. Each party hereto agrees to keep confidential this Agreement and all information so furnished to or so obtained by it pursuant to this Agreement and not to disclose the same, in whole or in part, to third parties; provided, however, that a party (the "Disclosing Party") may disclose this Agreement, its contents and any such information:

      (a) as has become public (other than as a result of disclosure by or on behalf of the Disclosing Party) or has become known to such Disclosing Party other than pursuant to this Agreement and without any breach of any confidentiality obligation being known to such Disclosing Party; and

      (b) to the independent auditors and attorneys of the Disclosing Party (who shall be advised of the confidential nature of this Agreement and such information); and

      (c) with respect to technical data or similar information received by Buyer, as such may be used by Buyer for the normal operation, maintenance, overhaul and repair of the Aircraft; and

      (d) in response to any summons or subpoena or in connection with any litigation, provided that, if practicable and not in violation of any applicable law, rule, regulation or order, notice of such disclosure shall be given to the other party hereto, and (if applicable and not so in violation) in advance of such disclosure, and such other party shall be permitted to resist such disclosure by the appropriate legal proceedings, provided such resistance does not materially adversely affect the Disclosing Party; and

      (e) to the extent that such Disclosing Party reasonably believes it is required in order to comply with any law, rule, regulation or order applicable to such party, provided that, if practicable and not in violation of any such applicable law, rule, regulation or order, notice of such disclosure shall be given to the other party, and (if practicable and not so in violation) in advance of such disclosure, and such other party shall be permitted (if practicable and not so in violation) to resist or seek confidential treatment of such disclosure and the Disclosing Party shall use all reasonable efforts to cooperate with and assist the other party in resisting or seeking confidential treatment of such disclosure, including undertaking the appropriate proceedings or making the appropriate applications or requests (at the cost of the other party) for such purpose where such other party is not entitled to do so on its own behalf; and

      (f) as may be reasonably necessary for either party to carry out its obligations or enforce or protect its rights under this Agreement or other agreements related to this Agreement to which it is a party and provided that to the extent practicable such disclosure shall be made under a confidentiality undertaking; and

      (g) as may be required by financial institutions or arrangers involved with the financing of the Aircraft, which financial institutions or arrangers shall be advised of the confidential nature of this Agreement and such information and shall undertake to keep same confidentially; and

      (h) as may be reasonably required by BRAD for purposes of analytical or technical product support or improvement or enhancement of customer support services or otherwise in the ordinary course of its aircraft manufacturing, marketing or service business and operations; and

      (i) as may be required by financial institutions or arrangers engaged in extending or considering extension of credit or other financing to Buyer, which institutions or arrangers shall be advised of the confidential nature of this Agreement and such information, and such disclosure being made under a confidentiality undertaking; and

      (j) as Buyer may be advised by its counsel is necessary or advisable to be filed with the Securities & Exchange Commission (the "Commission") in connection with any offering of securities by Buyer or as to which the Commission shall have denied a request by Buyer for confidential treatment. Provided that BRAD shall have five (5) business days after receipt of Buyer's proposed redacted version of this Agreement to be submitted to the Commission to submit its comments and recommendations to Buyer, provided that Buyer or its counsel shall notify BRAD prior to filing with the Commission of any decision made on the advice of Buyer's counsel to file any portion of the Agreement which BRAD has proposed to be redacted without seeking confidential treatment from the Commission for such portion which advice and decision shall take into consideration BRAD's request for confidential treatment.

23.2 Without limiting the provisions of Article 23.1(j) with respect to a securities offering by Buyer, in connection with any other filing as part of a reporting requirement of the Commission, the provisions of this
      Article 23.2 shall apply.

      Promptly following the execution and delivery hereof, BRAD and Buyer will consult and cooperate reasonably with each other in order to prepare and file a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 covering this Agreement in any filing with the Commission in which this Agreement would be a "material contract" of Buyer required to be filed pursuant to Item 601 of Commission Regulation S-K. In particular, BRAD shall have ten (10) business days after the receipt from Buyer of its proposed redacted version of this Agreement to be submitted to the Commission to provide its comments and recommendation thereon. Buyer shall use commercially reasonable efforts to work with BRAD to agree on a final form of confidentiality request and redacted form of this Agreement and to file and appropriately pursue the same with the Commission as part of any filing in which this Agreement would otherwise be required to be filed with the Commission. BRAD acknowledges that Buyer shall not be in breach of any confidentiality obligation hereunder should all or any portion of such request for confidential treatment not be granted by the Commission.

23.3 Either party may announce the signing of this Agreement by means of a notice to the press provided that the content and date of the notice has been agreed to by the other party.

ARTICLE 24 - AGREEMENT

24.1 This Agreement and the matters referred to herein constitute the entire Agreement between BRAD and Buyer and supersede and cancel all prior representations, brochures, alleged warranties, statements, negotiations, undertakings, letters, memoranda of agreement, proposal, acceptances, agreements, understandings (including the Memorandum of Understanding between BRAD and Buyer dated August 29, 1997), contracts and communications, whether oral or written, between BRAD and Buyer or their respective agents, with respect to or in connection with the subject matter of this Agreement and no agreement or understanding varying the terms and conditions hereof shall be binding on either BRAD or Buyer hereto unless an amendment to this Agreement is issued and duly signed by their respective authorized representatives pursuant to the provisions of this Article hereof. In the event of any inconsistencies between this Agreement and any of the Appendices, Exhibits and Annexes or other documents referred to herein, the provisions of this Agreement shall prevail.

24.2 If any of the provisions of this Agreement are for any reason declared by judgment of a court of competent jurisdiction to be unenforceable or ineffective, those provisions shall be deemed severable from the other provisions of this Agreement and the remainder of this Agreement shall remain in hill force and effect.

24.3 THE BENEFIT OF THE WAIVER, RELEASE, RENUNCIATION AND EXCLUSION OF LIABILITY IN EACH OF ARTICLES 7.3(f), 12.5, 18.4, 19, ANNEX A ARTICLE
      2.9.4.5 AND ANNEX B ARTICLE 5.1 EXTENDS ALSO TO THE OTHER DIVISIONS, OTHER SUBSIDIARIES, AND OTHER AFFILIATES OF BOMBARDIER INC., INCLUDING DE HAVILLAND INC. (COLLECTIVELY THE "BOMBARDIER GROUP") AND TO THE OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES OF THE BOMBARDIER GROUP, ON WHOSE BEHALF AND FOR WHOSE BENEFIT BRAD IS, FOR PURPOSES OF THIS ARTICLE 24.3, ACTING AS AGENT AND TRUSTEE.

24.4 BRAD and Buyer confirm to each other they have each obtained the required authorizations and fulfilled any conditions applicable to enable each of them to enter into this Agreement.

24.5 Buyer and BRAD agree that this Agreement has been the subject of discussion and negotiation and is fully understood by the parties hereto and that the price of the Aircraft and the other mutual agreements of the parties set forth herein were arrived at in consideration of the provisions contained in Article 19.

In witness whereof this Agreement was signed on the date written hereof

For and on behalf of                    For and on behalf of

MIDWAY AIRLINES CORPORATION:            BOMBARDIER, INC.:



Per: /s/[SIGNATURE ILLEGIBLE]           Per: /s/[SIGNATURE ILLEGIBLE]
       ----------------------------            ----------------------------
Title:    CEO                           Title: MANAGER, CONTRACTS
       ----------------------------            ----------------------------

                                   APPENDIX I

                              REGIONAL JET AIRCRAFT
                           ECONOMIC ADJUSTMENT FORMULA

Pursuant to the provision of Article 4 of the Agreement, economic adjustment will be calculated using the following Economic Adjustment Formula:

      Pp  =    PO[(0.28  LD) + (0.35 ED) + (0.20 CD + (0.15  MD) + (0.02 FD)]
                         --          --          --          --          --
                         LO          EO          CO          MO          FO

where:

      Pp =  Aircraft Purchase Price;

      PO =  Basic Price expressed in November 1, 1997 US dollars;

      LD = the Canadian labour index based upon the indices for the last full month preceding the month of delivery of the relevant Aircraft;

      LO =  the Canadian labour index which, as at November 1, 1997 is TBD;

      ED = the U.S. labour index based upon the indices for the last full month preceding the month of delivery of the relevant Aircraft;

      EO =  the U.S. labor index which, as at November 1, 1997 is TBD;

      CD = the Industrial Commodities index based upon the indices for the last full month preceding the month of delivery of the relevant Aircraft;

      CO =  the Industrial Commodities index which, as at November 1, 1997 is
            TBD;

      MD = the material index based upon the indices for the last full month preceding the month of delivery of the relevant Aircraft;

      MO =  the material index which, as at November 1, 1997 is TBD;

      FD = the fuel index based on the indices for the last full month preceding the month of delivery of the relevant Aircraft; and

      FO =  the fuel index which, as at November 1, 1997 is TBD.

For the purpose of the Economic Adjustment Formula and the calculation of the economic adjustment:

      (a) the Canadian labour index shall be the index provided in the Standard Industrial Classification (S.I.C.) Code 321 for Average Hourly Earnings for the Aircraft and Parts Industry (Canada) published by Statistics Canada in "Employment Earnings and Hours" Table 3.1.

      (b) the U.S. labour index shall be the index provided in the Bureau of Labor Statistics (B.L.S.) Code 372 Gross Hourly Earnings of production and non-supervisory workers in the Aircraft and Aircraft Parts Industry as published by the U.S. Department of Labor, Bureau of Labor Statistics in "Employment and Earnings" Table C-2.

      (c) the Industrial Commodities index shall be the index provided in the Producer Price Index as Industrial Commodities as published by the U.S. Department of Labor, Bureau of Labor Statistics in "Producer Prices and Price Indexes" Table 6.

      (d) the material index shall be the index provided in the Producer Price Index for Code 10 Metals and Metals Products as published by the U.S. Department of Labor, Bureau of Labor Statistics in "Producer Prices and Price Indexes" Table 6.

      (e) the fuel index shall be the index provided in the Bureau of Labor Statistics (B.L.S.) Code 5 "Fuel and Related Products and Power" Table 6 as published by the U.S. Department of Labor.

      (f) in the event that BRAD shall be prevented from calculating the Aircraft Purchase Price of each Aircraft due to any delay in the publication of the required indices, BRAD shall use the last provisionally published indices, and in the event that provisional indices are not available, BRAD shall extrapolate from the last three (3) months of published indices and where the balance of the Aircraft Purchase Price payable is calculated on the provisionally published indices, and/or extrapolation, BRAD will amend such installment on publication of the final indices and will submit supplementary claims or provide credit notes in respect of any adjustment so caused.

      (g) the indices used in the Economic Adjustment Formula and the weighting assigned to them represent the projection by BRAD of the manner in which BRAD will incur cost in the production of the Aircraft. In the event there is a change in circumstances which materially affects the indices chosen or the weighting assigned to them, the indices and/or the weighting shall be amended accordingly. The change in circumstances referred to above shall include but not be limited to:

      1) Any change in the basis upon which the chosen indices have been calculated or if any of said indices are discontinued or withdrawn from publication,

      2) Any change in manufacturing plan involving the letting of a new sub-contract or the termination of an existing sub-contract, and

      3) Any change in the escalation or Economic Adjustment Formula used in a Vendor or sub-contractor contract with BRAD, so long as this does not represent any duplication with other indeces; and

In the calculation of the Aircraft Purchase Price the following guidelines in respect of decimal places shall apply:

      (a) All indices in the Economic Adjustment Formula shall be used to the second decimal place,

      (b) The Economic Adjustment Formula shall be calculated to four decimal places, and

      (c) The Aircraft Purchase Price resulting from the Economic Adjustment Formula shall be corrected to the nearest dollar.

                                   APPENDIX II

                                DELIVERY SCHEDULE


            Aircraft                        Scheduled Delivery Date

            First Aircraft                          [***]
            Second Aircraft                         [***]
            Third Aircraft                          [***]
            Fourth Aircraft                         [***]
            Fifth Aircraft                          [***]
            Sixth Aircraft                          [***]
            Seventh Aircraft                        [***]
            Eighth Aircraft                         [***]
            Ninth Aircraft                          [***]
            Tenth Aircraft                          [***]


** This Aircraft shall have a grace period of 15 days

                                  APPENDIX III

                                  SPECIFICATION


                               TYPE SPECIFICATION

                          Number RAD-601R-153 Issue NC

                                 September 1997

                                   APPENDIX IV

                        BUYER SELECTED OPTIONAL FEATURES

                                                                       Price
                                                                    (in July 1,
                                                                        1995
CR No.    Description                                                  US $)

00-008    Extended Range Version (51,000 lb MTOW) - ER                  [***]

00-009    Centre Wing Fuel Tank                                         [***]

00-012    Take-off Flap Setting (8 deg)                                 [***]

00-013    FAA Collins Strapping                                         [***]

21-009    Ground Air Conditioning Connection                            [***]

23-005    Single SELCAL System                                          [***]

23-012    Third VHF Comm. Radio - Full Provisions                       [***]

25-093    Customized Cabin Interior - Midway Airlines                   [***]

          - 50 pax with FAA Type III exit

          - GI Galley - Cold Snack, Hot beverage, two (2)
          Coffeemakers and two (2) Carafes, provisions for two half size carts and five (5) standard containers

          - life vest pouches under seat

25-083    Exterior Paint - Midway Airlines                              [***]

25-099    Reclining Seats                                               [***]

25-108    Leather Seat Covers                                           [***]

25-350    Structure for Universal provisions                            [***]

25-351    Second Flight Attendant position                              [***]

30-001    Red anti ice warning light (FAA)                              [***]

33-002    Logo Lights                                                   [***]

33-003    Red Strobe Lights                                             [***]

33-004    Cargo Door Light                                              [***]

34-013    Collins FMS - provisions only                                 [***]

34-019    On Board Data Loader                                          [***]

34-026    Ground Proximity Warning System audio Call-out                [***]

34-027    Altimeter Reset Auto Flash                                    [***]

34-035    Single Collins FMS 4200                                       [***]

34-037a   Single Collins GPS 4000 - not certified until 3Q 1997         [***]

35-004    EROS Magic Mask - installation only                           [***]

35-XXX    Additional oxygen mask on LHS                                 [***]

72-001    General Electric CF34-3B1 Engine Series 200                   [***]

          Total Technical Features                                      [***]


All prices listed above are expressed in July 1,1995 US dollars, and are subject to economic adjustment to the date of aircraft delivery. This list and all prices are subject to change without notice

                                                                       EXHIBIT I

                            CERTIFICATE OF ACCEPTANCE


The undersigned hereby acknowledges on behalf of Buyer acceptance of the Aircraft bearing manufacturer's serial number ______________________ fitted with two (2) General Electric CF-34-3B1 turbofan engines bearing serial numbers _______________________ and ____________________ as being in accordance with the terms and conditions of this Agreement signed on the ____ day of ________, 19___ between Bombardier Regional Aircraft Division and Midway Airlines Corporation.



Place:_____________________________     Date:_____________________________



Signed for and on behalf of

Midway Airlines Corporation



Per: _______________________


Title:    _______________________

                                                                      EXHIBIT II

                              WARRANTY BILL OF SALE


1. For valuable consideration, Bombardier Inc., represented by its Bombardier Regional Aircraft Division, owner of the full and beneficial title of the aircraft described as follows:

      One (1) Canadair Regional Jet Model CL-600-2B19 aircraft bearing:

      Manufacturer's serial number:                                  XXXX

      with:

      Two (2) CF34-3B1 engine serial numbers:           XXXXXX AND XXXXXX

      together with all avionics, appliances, instruments, appurtenances, accessories, furnishings and/or other equipment or property incorporated in or installed on or attached to said aircraft and engines (hereinafter referred to as the 'Aircraft').

does this ____ day of ________ 199___ hereby convey, sell, grant, transfer, bargain and deliver and send over to _________________ (hereinafter referred to as 'Buyer'), and unto its successors and assigns forever all of Bombardier Inc.'s rights, title and interest in and to the Aircraft.

2.    Bombardier Inc. represents and warrants to Buyer:

      (i) that Bombardier Inc. has good and marketable title to the Aircraft and the good and lawful right to the Aircraft and the good and lawful right to sell the same; and

      (ii) the good and marketable title to the Aircraft is hereby duly vested in Buyer free and clear of all claims, liens, encumbrances and rights of others of any nature. Bombardier Inc. hereby covenants and agrees to defend such title forever against all claims and demands whatsoever.

This full Warranty Bill of Sale is governed by the laws of the state of New York, United States of America.

IN WITNESS WHEREOF, Bombardier Inc. has caused this instrument to be executed and delivered by its duly authorized personnel.


BOMBARDIER INC.


-------------------------
Name:


-------------------------
Title

                                                                     EXHIBIT III

                       CERTIFICATE OF RECEIPT OF AIRCRAFT


THE UNDERSIGNED HEREBY ACKNOWLEDGES TO HAVE RECEIVED FROM BOMBARDIER INC., AT THE DORVAL AIRPORT, ADJACENT TO BRAD'S PLANT IN MONTREAL, PROVINCE OF QUEBEC, CANADA, ON THE _________ DAY OF __________, AT THE HOUR OF _________ O'CLOCK, ONE (1) CANADAIR REGIONAL JET AIRCRAFT MODEL CL-600-2B19, BEARING SERIAL NUMBER __________, INCLUDING WITH THE AIRCRAFT TWO (2) CF34-3B1 TURBOFAN ENGINES BEARING MANUFACTURER'S SERIAL NUMBERS _________ & _____________ AND OTHER MAJOR REPLACEABLE ACCESSORIES ATTACHED TO THE AIRCRAFT AND ENGINES.



Signed for and on behalf of
Midway Airlines Corporation:


Per:______________________________________


Title:____________________________________

                                                                      EXHIBIT IV

                                  CHANGE ORDER
                                   (PRO FORMA)

--------------------------------------------------------------------------------
                              CONTRACT CHANGE ORDER
================================================================================

PURCHASER:

PURCHASE AGREEMENT NO.:                                AIRCRAFT TYPE:

C.C.O. NO.:                                            DATED:

                                                       PAGE __ of __

REASON FOR CHANGE:

--------------------------------------------------------------------------------

DESCRIPTION OF CHANGE:



           ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT WILL REMAIN
                                    UNCHANGED

For administrative purposes only, a consolidation of the amendments contained in this CCO is attached. In the event of inconsistencies between the consolidation and this CCO, this CCO shall prevail.

--------------------------------------------------------------------------------

FOR AND ON BEHALF OF:                        FOR AND ON BEHALF OF:

Bombardier Regional Aircraft Division        Midway Airlines Corporation

Signed:________________________              Signed:___________________________

Date:__________________________              Date:_____________________________

--------------------------------------------------------------------------------

                            CUSTOMER SUPPORT SERVICES

ANNEX A - TECHNICAL SUPPORT, SPARE PARTS, TRAINING AND TECHNICAL DATA

The following Customer Support Services are those services to which reference is made in Article 3 of the Agreement.

ARTICLE 1 - TECHNICAL SUPPORT

1.1   Factory Service

      BRAD agrees to maintain or cause to be maintained the capability to respond to Buyer's technical inquiries, to conduct investigations concerning repetitive maintenance problems and to issue findings and recommend action thereon. This service shall be provided for as long as ten (10) CL-600-2B19 aircraft remain in commercial air transport service.

1.2   Field Service Representative

      1.2.1 Services

            BRAD shall assign one (1) Field Service Representative ("FSR") to Buyer's main base of operation or other location as may be mutually agreed.

      1.2.2 Term

            Such assignment shall be commence approximately one (1) month prior to the Delivery Date of the first Aircraft and continue until October 1999. The FSR assignment may be extended on terms and conditions to be mutually agreed.

      1.2.3 Responsibility

            The FSR's responsibility shall be to provide technical advice to Buyer for the line maintenance and operation of the Aircraft systems and troubleshooting during scheduled and unscheduled maintenance by Buyer's designated personnel ("FSR Services").

      1.2.4 Travel

            If requested by Buyer, the FSR may, at Buyer's expense, travel to another location to provide technical advice to Buyer.

      1.2.5 Office Facilities

            Buyer shall furnish the FSR, at no charge to BRAD, suitable and private office facilities and related equipment including desk, file cabinet, access to two telephone lines, facsimile and photocopy equipment conveniently located at Buyer's main base of operation or other location as may be mutually agreed.

      1.2.6 Additional Expenses

            Buyer shall reimburse BRAD (net of any additional taxes on such reimbursement) the amount of any and all taxes (except Canadian taxes on the income of the FSR) and fees of whatever nature, including any customs duties, withholding taxes or fees together with any penalties or interest thereon, paid or incurred by BRAD or the FSR or other BRAD employee as a result of or in connection with the rendering of the services.

      1.2.7 Right to Stop Work

            BRAD shall not be required to commence or continue the FSR Services when:

            a.) there is a labour dispute or work stoppage in progress at Buyer's facilities;

            b.) there exist war, risk of war or warlike operations, riots or insurrections;

            c.) there exist conditions that are dangerous to the safety or health of the FSR or other BRAD employee; or

            d.) the Government of the country where Buyer's facilities are located or where Buyer desires the FSR to travel refuses the BRAD employee permission to enter said country or Buyer's base of operations.

      1.2.8 Work Permits and Clearances

            Buyer shall arrange for all necessary work permits and airport security clearances required for the FSR or other BRAD employee to permit timely accomplishment of the FSR services.

1.3   Maintenance Planning Support

      1.3.1 Scheduled Maintenance Task Cards

            As described in Annex A Attachment A, BRAD shall provide Buyer BRAD's standard format scheduled maintenance task cards that shall conform to the Aircraft at the Delivery Date. At Buyer's request BRAD shall provide a proposal for task cards produced to Buyer's format.

      1.3.2 In-Service Maintenance Data

            Buyer agrees to provide to BRAD in-service maintenance data in order to provide updates to BRAD's recommended maintenance program. Buyer and BRAD shall agree on standards and frequency for communication of such data.

1.4   Additional Services

      At Buyer's request BRAD shall provide a proposal to provide such additional support services as the parties may agree upon, which may include special investigations, maintenance and repair of the Aircraft.

ARTICLE 2- SPARE PARTS, GSE, TOOLS AND TEST EQUIPMENT

      2.1.1 Definitions

            a.    "BRAD Parts":

                  any spare parts, ground support equipment, tools and test equipment which bear an inhouse Cage Code number in the BRAD Provisioning Files (as that expression is defined in ATA Specification 2000).

            b.    "Power Plant Parts":

                  any power plant or power plant part or assembly carrying the power plant manufacturer's part number or any part furnished by the power plant manufacturer for incorporation on the Aircraft.

            c.    "Vendor Parts":

                  any spare parts, ground support equipment, tools and test equipment for the Aircraft which are not BRAD Parts or Power Plant Parts.

            d.    "Spare Parts":

                  all materials, spare parts, assemblies, special tools and items of equipment, including ground support equipment, ordered for the Aircraft by Buyer from BRAD. The term Spare Parts includes BRAD Parts, Power Plant Part and Vendor Parts.

            e.    "Order":

                  any order for Spare Parts issued by Buyer to BRAD; and

            f.    "Technical Data":

                  shall have the meaning attributed to it in Annex A Article
                  4.1.

2.1   Term and Applicability

      The term of this Annex A Article 2 shall become effective on the date hereof and shall remain in full force and effect with respect to the purchase and sale of Spare Parts for each Aircraft so long as at least ten
      (10) of the CL-600-2B19 aircraft remain in commercial air transport service. The provisions of Annex A Articles 2.2, 2.6.5, 2.24 and Annex B
      Article 5.0 shall survive expiration or termination of this Agreement.

2.2   Order Terms

      Terms and conditions hereof shall apply to all Orders placed by Buyer with BRAD in lieu of any terms and conditions in Buyer's purchase orders.

2.3   Purchase and Sale of Spare Parts

      2.3.1 Agreement to Manufacture and Sell

            BRAD shall manufacture, or procure, and make available for sale to Buyer suitable Spare Parts in quantities sufficient to meet the reasonably anticipated needs of Buyer for normal maintenance and normal spares inventory replacement for each Aircraft. During the term specified in Annex A Article 2.1 above, BRAD shall also maintain a shelf stock of certain BRAD Parts selected by BRAD to ensure reasonable re-order lead times and emergency support. BRAD shall maintain a reasonable quantity of BRAD insurance parts. Insurance parts as used herein shall include, but not be limited to, dispatch-essential parts such as major flight control surfaces.

2.4   Agreement to Purchase BRAD Parts

      2.4.1 Purchase of BRAD Parts

            In consideration of BRAD's obligation under Annex A Article 2.3.1, during the term stated in Annex A Article 2.1., Buyer agrees to purchase BRAD Parts only from BRAD or from airlines operating the same type aircraft purchased herein, or from any source provided that such source is approved by BRAD and/or the FAA. Where Buyer selects another source, BRAD shall have no liability or obligation whatsoever of any kind with respect to or arising from any parts purchased from such other sources. Buyer may however purchase BRAD Parts from any source whatsoever, redesign BRAD Parts, or have them redesigned, manufacture BRAD Parts, or have them manufactured, under the following conditions:

            a) when less than ten (10) aircraft of the type purchased hereunder are operated in scheduled commercial air transport service;

            b) Any time BRAD Parts are needed to effect emergency repairs on the Aircraft, provided that such purchase, redesign or manufacture by or from sources other than BRAD allows Buyer to obtain BRAD Parts in less time than BRAD requires to furnish them; or

            c) if Buyer has notified BRAD in writing that any BRAD Parts are defective or unsatisfactory in use and if within a reasonable period thereafter BRAD has not provided a satisfactory resolution or made redesigned BRAD Parts available.

      2.4.2 Buyer's Right to Purchase, Redesign or Manufacture

            Buyer's right to purchase, redesign or to have redesigned or manufacture or to have manufactured BRAD Parts under the preceding Article shall not be construed as a granting of a license by BRAD and shall not obligate BRAD to disclose to anyone Technical Data or other information nor to the payment of any license fee or royalty or create any obligation whatsoever to BRAD and BRAD shall be relieved of any obligation or liability with respect to patent infringement in connection with any such redesigned part. Buyer shall be responsible for obtaining all regulatory authority approvals required by Buyer to repair the Aircraft using redesigned or manufactured BRAD Parts as described in the preceding Article. Any such redesigned part shall be identified with Buyer's part number only.

      2.4.3 Notice to BRAD of Redesigned Parts

            BRAD reserves the right to negotiate with Buyer the access to redesigned parts, drawings and the exclusive manufacturing rights of the redesigned part, if Buyer redesigns or has had any BRAD parts redesigned.

2.5   Purchase of Vendor Parts & Power Plant Parts

      BRAD shall not be obligated to maintain a stock of Vendor Parts or Power Plant Parts. BRAD may elect to maintain a spares stock of selected Vendor Parts at its own discretion to support provisioning and replenishment sales. BRAD agrees to use reasonable efforts to require its vendors to comply with the terms and conditions of this Annex A Article 2 as they apply to Vendor Parts. Vendor Parts shall be delivered in accordance with the vendor's quoted lead time plus BRAD's internal processing time.

2.6   Spare Parts Pricing

      2.6.1 Spare Parts Price Catalogue

            Prices for commonly used BRAD Parts stocked by BRAD shall be published in the spare parts price catalogue ("Spare Parts Price Catalogue"). BRAD shall hold the published prices firm for catalogue stock class items for a period of twelve (12) months and shall provide at least ninety (90) calendar days notice prior to changing the published price.

      2.6.2 BRAD prices for Vendor Parts

            If Buyer orders Vendor Parts from BRAD, the price shall be as published in the Spare Parts Price Catalogue.

      2.6.3 Quotations

            Price and delivery quotations for items not included in the Spare Parts Price Catalogue shall be provided at Buyer's request by BRAD. Price quotations will be held firm for a period of ninety (90) calendar days or as otherwise specified by BRAD. Responses to quotation requests will be provided within ten (10) calendar days.

      2.6.4 Price Applicability

            The purchase price of BRAD Parts shall be the applicable price set forth in the Spare Parts Price Catalogue at time of receipt by BRAD of Buyer's Order or as quoted by BRAD to Buyer upon request. If Buyer requests accelerated delivery or special handling for BRAD Parts not included in the Spare Parts Price Catalogue, BRAD may increase the price from the original quotation to cover any additional costs to BRAD.

      2.6.5 Currency and Taxes

            All Spare Parts Price Catalogue and quotation prices shall be in U.S. dollars and exclusive of transportation, taxes, duties and licenses.

            Buyer shall pay to BRAD upon demand the amount of any sales, use, value-added, excise or similar taxes imposed by any federal, provincial or local taxing authority within Canada, and the amount of all taxes imposed by any taxing authority outside Canada, required to be paid by BRAD as a result of any sale, use, delivery, storage or transfer of any Spare Parts. If BRAD has reason to believe that any such tax is applicable, BRAD shall separately state the amount of such tax in its invoice. if a claim is made against BRAD for any such tax, BRAD shall promptly notify Buyer.

            In addition, Buyer shall pay to BRAD on demand the amount of any customs duties required to be paid by BRAD with respect to the importation by Buyer of any Spare Parts.

      2.6.6 Vendor Pricing

            BRAD shall use reasonable efforts to require its major vendors to maintain any published price for their parts for a period of at least twelve (12) months with a ninety (90) calendar day notice period prior to changing a published price.

2.7   Provisioning

      2.7.1 Pre-provisioning/Provisioning Conference

            Pre-provisioning and provisioning conferences shall be convened on dates to be mutually agreed between Buyer and BRAD in order to:

            (i) discuss the operational parameters to be provided by Buyer to BRAD which BRAD considers necessary for preparing its quantity recommendations for initial provisioning of Spare Parts to be purchased from BRAD or vendors ("Provisioning Items");

            (ii) review Buyer's ground support equipment and special tool requirements for the Aircraft;

            (iii) discuss the format of the provisioning documentation to be provided to Buyer from BRAD for the selection of Provisioning Items; and

            (iv) arrive at a schedule of events for the initial provisioning process, including the establishment of a date for the initial provisioning conference ("Initial Provisioning Conference") which shall be scheduled on or before September 21, 1997.

            The time and location of the pre-provisioning conference shall be mutually agreed upon between the parties; however, BRAD and Buyer shall use their best efforts to convene such meeting within thirty
            (30) days after execution of the Agreement.

2.8   Initial Provisioning Documentation

      Initial provisioning documentation for BRAD Parts and Vendor Parts shall be provided by BRAD as follows:

      a)    BRAD shall provide, as applicable to Buyer, no later than eighteen
            (18) months prior to the Scheduled Delivery Date of the first Aircraft, or as may be mutually agreed, the initial issue of provisioning files as required by ATA Specification 2000, Chapter 1 (as may be amended by BRAD);

            Revisions to this provisioning data shall be issued by BRAD every ninety (90) calendar days until ninety (90) calendar days following the Delivery Date of the last Aircraft or as may be mutually agreed;

      b) BRAD shall provide, as required by Buyer, all data files defined in Chapter 1 of ATA Specification 2000; and

      c) the Illustrated Parts Catalogue designed to support provisioning shall be issued concurrently with provisioning data files and revised at ninety (90) calendar day intervals.

      2.8.1 Obligation to Substitute Obsolete Spare Parts

            In the event that, prior to delivery of the first Aircraft, any Spare Part purchased by Buyer from BRAD is rendered obsolete or unusable due to the redesign of the Aircraft or of any accessory, equipment or part thereto (other than a redesign at Buyer's request), BRAD shall deliver to Buyer new and usable Spare Parts in substitution for such obsolete or unusable Spare Parts upon return of such Spare Parts to BRAD by Buyer. BRAD shall credit Buyer's account with BRAD with the price paid by Buyer for any such obsolete or unusable Spare Part and shall invoice Buyer for the purchase price of any such substitute Spare Part delivered to Buyer.

      2.8.2 Delivery of Obsolete Spare Parts and Substitutes

            Obsolete or unusable Spare Parts returned by Buyer pursuant to Annex A Article 2.8.1. shall be delivered to BRAD at its plant in Ontario or Quebec, or such other destination as BRAD may reasonably designate. Spare Parts substituted for such returned obsolete or unusable Spare Parts shall be delivered to Buyer from BRAD's plant in Ontario or Quebec, or such other BRAD shipping point as BRAD may reasonably designate. BRAD shall pay the freight charges for the shipment from Buyer to BRAD of any such obsolete or unusable Spare Part and for the shipment from BRAD to Buyer of any such substitute Spare Part.

      2.8.3 Obligation to Repurchase Surplus Provisioning Items

            During a period commencing one (1) year after the Delivery Date of the first Aircraft, and ending five (5) years after such Delivery Date, BRAD shall, upon receipt of Buyer's written request and subject to the exceptions in Annex A Article 2.8.4, repurchase unused and undamaged Provisioning Items which: (i) were recommended by BRAD as initial provisioning for the Aircraft, (ii) were purchased by Buyer from BRAD, and (iii) are surplus to Buyer's needs.

      2.8.4 Exceptions

            BRAD shall not be obligated under Annex A Article 2.8.3 to repurchase any of the following: (i) quantities of Provisioning Items in excess of those quantities recommended by BRAD in its Recommended Spare Parts List ("RSPL") for the Aircraft, (ii) Power Plant Parts, QEC Kits, standard hardware, bulk and raw materials, ground support equipment and special tools, (iii) Provisioning Items which have become obsolete or have been replaced by other Provisioning Items as a result of (a) Buyer's modification of the Aircraft or (b) design improvement by the Aircraft manufacturer or the vendor (other than Provisioning Items which have become obsolete because of a defect in design if such defect has not been remedied by an offer by BRAD or the vendor to provide no charge retrofit kits or replacement parts which correct such defect), and (iv) Provisioning Items which become surplus as a result of a change in Buyer's operating parameters provided to BRAD pursuant to Annex A
            Article 2.7, which were the basis of BRAD's initial provisioning recommendations for the Aircraft.

      2.8.5 Notification and Format

            Buyer shall notify BRAD, in writing, when Buyer desires to return Provisioning Items which Buyer's review indicates are eligible for repurchase by BRAD under the provisions of Annex A Article 2.8.3. Buyer's notification shall include a detailed summary, in part number sequence, of the Provisioning Items Buyer desires to return. Such summary shall be in the form of listings as may be mutually agreed between BRAD and Buyer, and shall include part number, nomenclature, purchase order number, purchase order date and quantity to be returned.

            Within five (5) business days after receipt of Buyer's notification BRAD shall advise Buyer, in writing, when BRAD's review of such summary from Buyer will be completed.

      2.8.6 Review and Acceptance by BRAD

            Upon completion of BRAD's review of any detailed summary submitted by Buyer pursuant to Annex A Article 2.8.5., BRAD shall issue to Buyer a Material Return Authorization notice ("MRA") for those Provisioning Items BRAD agrees are eligible for repurchase in accordance with Annex A Article 2.8.3. BRAD will advise Buyer of the reason that any Provisioning Items included in Buyer's detailed summary are not eligible for return. The MRA notice shall state the date by which Provisioning Items listed in the MRA notice must be redelivered to BRAD and Buyer shall arrange for shipment of such Provisioning Items accordingly.

      2.8.7 Price and Payment

            The price of each Provisioning Item repurchased by BRAD pursuant to Annex A Article 2.8.6 will be the original invoice price thereof BRAD shall pay the repurchase price by issuing a credit memorandum in favour of Buyer which may be applied against amounts due BRAD for the purchase of Spare Parts and services.

      2.8.8 Return of Surplus Provisioning Items

            Provisioning Items repurchased by BRAD pursuant to Annex A Article
            2.8.6 shall be delivered to BRAD Free Carrier (Incoterms), at its plant in Ontario or Quebec, or other such destination as BRAD may reasonably designate.

      2.8.9 Obsolete Spare Parts and Surplus Provisioning Items - Title and Risk of Loss

            Title to and risk of loss of any obsolete or unusable Spare Parts returned to BRAD pursuant to Annex A Article 2.8.8 shall pass to BRAD upon delivery thereof to BRAD. Title to and risk of loss of any Spare Parts substituted for an obsolete or unusable Spare Part pursuant to Annex A Article 2.8.1 shall pass to Buyer upon delivery thereof to Buyer. Title to and risk of loss of any Provisioning Items repurchased by BRAD pursuant to Annex A Article 2.8.3 shall pass to BRAD upon delivery thereof to BRAD.

            With respect to the obsolete or unusable Spare Parts which may be returned to BRAD and the Spare Parts substituted therefor, pursuant to Annex A Article 2.8.1, and the Provisioning Items which may be repurchased by BRAD, pursuant to Annex A Article 2.8.3, the party which has the risk of loss of any such Spare Part or Provisioning Item shall have the responsibility of providing any insurance coverage thereon desired by such party.

2.9   Procedure for Ordering Spare Parts

      Orders for Spare Parts may be placed by Buyer to BRAD by any method of order placement (including but not limited to SITA, ARINC, telecopier, letter, telex, facsimile, telephone or hard copy purchase order).

      2.9.1 Requirements

            Orders shall include at a minimum order number, part number, nomenclature, quantity, delivery schedule requested, shipping instructions and BRAD's price, if available. Buyer agrees that orders placed with BRAD shall conform to the requirements and procedures contained in ATA Specification 2000, as applicable to Buyer.

      2.9.2 Processing of Orders

            Upon acceptance of any Order, unless otherwise directed by Buyer, BRAD shall, if the Spare Parts are in stock, proceed immediately to prepare the Spare Parts for shipment to Buyer. If BRAD does not have the Spare Parts in stock, BRAD shall proceed immediately to acquire or manufacture the Spare Parts. Purchase order status and actions related to the shipment of Spare Parts shall be generally consistent with the provisions of the World Airline Suppliers Guide and the applicable portions of ATA Specification 2000, as applicable to Buyer.

      2.9.3 Changes

            BRAD reserves the right, without Buyer's consent, to make any necessary corrections or changes in the design, part number and nomenclature of Spare Parts covered by an Order, to substitute Spare Parts and to adjust prices accordingly, provided that interchangeability is not affected and the unit price is not increased by more than 10% or $50.00, whichever is less. BRAD shall promptly give Buyer written notice of corrections, changes, substitutions and consequent price adjustments. Corrections, changes, substitutions and price adjustments which affect interchangeability or exceed the price limitations set forth above may be made only with Buyer's consent, which consent shall conclusively be deemed to have been given unless Buyer gives BRAD written notice of objection within fifteen (15) business days after receipt of BRAD's notice. In case of any objection, the affected Spare Part will be deemed to be deleted from Buyer's Order.

      2.9.4 Electronic Data Interchange

            2.9.4.1 Use of Electronic Data Interchange (EDI)

                    The SPEC 2000 Protocol shall be used for any EDI transaction. Buyer and BRAD shall implement security procedures to ensure proper use of this communication. A message will be considered received only at the point where it is in a format which can be accepted by the receiving computer according to ATA SPEC 2000 rules on transmissions. If garbled transmissions are received, the receiver shall promptly notify the sender through use of the S1REJECT command.

            2.9.4.2 Acceptance of EDI Transactions

                    The SIBOOKED transaction creates an obligation on the part of Buyer to purchase the material and quantities as specified in the transmission. BRAD is obliged to sell the material and quantities as specified except as may be identified in a subsequent SIORDEXC message. With respect to a S1QUOTES transaction, Buyer and BRAD are bound to respect the prices quoted in the transmission in any resultant S1BOOKED order transaction based upon that S1QUOTES message within the validity period of the S1QUOTES message. An S1NVOICE message will be considered as the official commercial invoice for the goods shipped. An S1STOCKS,

                    S1SHIPPD, S1POSTAT or S1PNSTAT message creates no obligations on either the Buyer or BRAD.

                    If an S1BOOKED acknowledgment is not sent within 24 hours by BRAD then Buyer shall resend the original message.

                    Any document which has been properly received shall not give rise to any obligation unless and until the party receiving such document has properly transmitted in return an acknowledgment document according to SPEC 2000 Protocol.

            2.9.4.3 Systems Operations

                    Buyer and BRAD, at their own expense, shall provide and maintain the equipment, software, services and testing necessary to effectively and reliably transmit and receive documents.

            2.9.4.4 Validity of Documents

                    Annex A Article 2.9.4 has been agreed to by Buyer and BRAD to evidence their mutual intent to create binding purchase and sale obligations pursuant to the electronic transmission and receipt of documents as described herein.

                    Such documents properly transmitted pursuant to this Annex A
                    Article 2.9.4 shall be considered, in connection with any transaction or any other agreement, to be a "writing" or "in writing" and shall be deemed for all purposes (a) to have been "signed" and (b) to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business.

[6~                    Buyer and BRAD agree not to contest the validity or
                    enforceability of signed documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by either party to be bound thereby. Signed documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between Buyer and BRAD to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Buyer nor BRAD shall contest the admissibility of copies of signed documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the signed documents were not originated or maintained in documentary form.

            2.9.4.5 Limitation of Liability

                    NEITHER BUYER NOR BRAD SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM OR AS A RESULT OF ANY DELAY, OMISSION OR ERROR IN THE ELECTRONIC TRANSMISSION OR RECEIPT OF ANY DOCUMENTS PURSUANT TO THIS ANNEX A ARTICLE 2.9.4, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

2.10  Packing

      All Spare Parts ordered shall receive standard commercial packing suitable for export shipment via air freight. Such standard packing will generally be to ATA 300 standards as amended from time to time. All AOG orders will be handled, processed, packed and shipped separately.

2.11  Packing List

      BRAD shall insert in each shipment a packing list/release note itemized to show:

      (i)   the contents of the shipment,
      (ii) the approved signature of BRAD's TC authority attesting to the airworthiness of the Spare Parts.
      (iii) value of the shipment for customs clearance if required.

2.12  Container Marks

      Upon Buyer's request each container shall be marked with shipping marks as specified on the Order. In addition BRAD shall, upon request, include in the markings: gross weight and cubic measurements.

2.13  Delivery, Title and Risk of Loss

      2.13.1 Delivery Point

             Spare Parts shall be delivered to Buyer in one of the following manners at BRAD's sole option:

             (i) Free Carrier (Incoterms 1990) BRAD's plant in either Ontario or Quebec, Canada; or
             (ii) Free Carrier (Incoterms 1990) other BRAD depots or shipping points; or
             (iii) Free Carrier (Incoterms 1990) vendor's or subcontractor's plant.

      2.13.2 Delivery Time

             BRAD shall use reasonable efforts so that shipment of BRAD Parts to Buyer be as follows:

             a)    AOG Orders

                   Ship AOG Orders within four (4) hours of receipt of Order. Buyer's affected Aircraft factory production number shall be required on AOG Orders;

             b)    Critical Orders (A1)

                   Ship critical Orders within twenty-four (24) hours of order receipt;

             c)    Expedite Orders (A2)

                   Ship expedite Orders within seven (7) calendar days of order receipt;

             d)    Initial Provisioning Orders

                   Prior to the Delivery Date of the first Aircraft or as may be mutually agreed; and

             e)    Other Orders

                   Shipment of stock items shall be approximately thirty (30) calendar days after BRAD's receipt of Buyer's Order. Shipment of non-stock items shall be in accordance with quoted lead times or lead times published in the current Spare Parts Price Catalogue, procurement data, or provisioning data.

2.14  Collect Shipments

      Where collect shipments are not deemed practicable by BRAD, charges for shipment, insurance, prepaid freight charges and all other costs paid by BRAD shall be paid by Buyer promptly upon presentation to Buyer of invoices covering the same.

2.15  Freight Forwarder

      If Buyer elects to use the services of a freight forwarder for the onward movement of Spare Parts, Buyer agrees to release BRAD from and indemnify it for any liability for any fines or seizures of Spare Parts imposed under any governmental Goods in Transit regulations. Any such fines levied against BRAD will be invoiced to Buyer and any Spare Parts seized under such regulations will be deemed to be received, inspected, and accepted by Buyer at the time of seizure.

2.16  Reimbursement of Expenses

      If BRAD gives Buyer written notice that an Order is ready for shipment and shipment is delayed more than thirty (30) days at Buyer's request or without BRAD's fault or responsibility, Buyer shall promptly reimburse BRAD upon demand for all costs and expenses, including but not limited to reasonable amounts for storage, handling, insurance and taxes, incurred by BRAD as a result of such delay.

2.17  Title and Risk of Loss

      Property and title to the Spare Parts will pass to Buyer upon payment for the Spare Parts in full. Until payment in full for Spare Parts, (a) title to them will not pass to Buyer, and (b) BRAD maintains a purchase money security interest in them. Risk of loss of the Spare Parts will pass to the Buyer upon delivery by BRAD. With respect to Spare Parts rejected by Buyer pursuant to Annex A Article 2.19, risk of loss shall remain with Buyer until such Spare Parts are re-delivered to BRAD.

      BRAD agrees to notify Buyer when material is shipped and shall provide carrier's reference information (i.e., waybill number)

2.18  Inspection and Acceptance

      All Spare Parts shall be subject to inspection by Buyer at destination. Use of Spare Parts or failure of Buyer to give notice of rejection within thirty (30) days after receipt shall constitute acceptance. Acceptance shall be final and Buyer waives the right to revoke acceptance for any reason, whether or not known to Buyer at the time of acceptance. Buyer's remedies for defects discovered before acceptance are exclusively provided for in Annex A Article 2.19 herein.

2.19  Rejection

      Any notice of rejection referred to in Annex A Article 2.18 shall specify the reasons for rejection. If BRAD concurs with a rejection, BRAD shall, at its option, correct, repair or replace the rejected Spare Parts. Buyer shall, upon receipt of BRAD's written instructions and Material Return Authorization ("MRA") number, return the rejected Spare Parts to BRAD at its specified plant, or other destination as may be mutually agreeable. The return of the rejected Spare Parts to BRAD and the return or delivery of a corrected or repaired rejected Spare Part or any replacement for any such Spare Part to Buyer shall be at BRAD's expense. Any corrected, repaired or replacement Spare Parts shall be subject to the provisions of this Agreement.

2.20  Payment

      Except as provided in Annex A Article 2.22 below, payment terms shall be net thirty (30) calendar days of invoice date for established open accounts. Any overdue amount shall bear interest from the due date until actual payment is received by BRAD at an annual rate of interest equal to the U.S. prime interest rate as established from time to time by the Chase Manhattan Bank, New York Branch, or its successor, plus two percent (2%) calculated and compounded monthly.

2.21  Payment for Provisioning Items

      Payment for Provisioning Items shall be made by Buyer as follows:

      a) a deposit of [***] of the total price of the Provisioning Items as selected by Buyer, upon signature of the spares provisioning document; and

      b) the balance of the total price of Provisioning Items upon their delivery.

2.22  Modified Terms of Payment

      BRAD reserves the right to alter the terms of payment:

      (i) at any time by giving Buyer thirty (30) days' prior written notice of the new terms, provided Buyer is not adversely discriminated against with respect to other customers of BRAD currently operating the Canadair Regional Jet aircraft, and

      (ii) without prior notice if Buyer fails to pay when due an amount Buyer owes under any agreement with BRAD.

2.23  Regulations

      Buyer shall comply with all applicable monetary and exchange control regulations and shall obtain any necessary authority from the governmental agencies administering such regulations to enable Buyer to make payments at the time and place and in the manner specified herein.

2.24  Warranty

      ANNEX B HERETO EXCLUSIVELY SETS FORTH BRAD'S WARRANTY OBLIGATIONS WITH RESPECT TO SPARE PARTS. EXCEPT AS EXPRESSLY SET OUT IN ANNEX B, THERE ARE NO UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS OR WARRANTIES, EXPRESS OR IMPLIED, BETWEEN THE PARTIES WITH RESPECT TO ANY DEFECT IN THE SPARE PARTS

2.25  Cancellation of Orders

      Except as otherwise may apply to initial provisioning, if Buyer cancels an Order, BRAD, at its option, shall be entitled to recover actual damages, but not less than the following cancellation charges or more than the purchase price of the Spare Parts covered by the Order:

      a) if work accomplished on the Order has been limited to BRAD Spares Department, or the part has been identified as "shelf stock" in the Spare Parts Price Catalogue, no cancellation charges shall be made;

      b) if production planning has been completed on the Order and shop orders have been written, but no shop time or material charges have been made against the Order, the cancellation charge shall be 10% of the price but not to exceed $100 per unit;

      c) if shop time or material charges have been made against the Order, the cancellation charge shall be based on the cost of such time and materials, plus overhead; and

      d) if the Spare Parts covered by the Order can be absorbed into BRAD's inventory without increasing BRAD's normal maximum stock level, no cancellation charges shall be made.

2.26  Lease

      BRAD shall select and make available certain parts for lease, subject to availability. Buyer has the option to negotiate a lease agreement with BRAD separate from this Agreement.

2.27  Additional Terms and Conditions

      BRAD's conditions of sale are deemed to incorporate the terms and conditions stated herein. Additional terms and conditions applicable at time of receipt of each order from Buyer may be added providing (i) such terms and conditions do not conflict with the terms and conditions provided herein, and (ii) Buyer is not adversely discriminated against with respect to other customers of BRAD currently operating the Canadair Regional Jet aircraft. Such additional terms and conditions shall be provided to Buyer at least ninety (90) calendar days prior to their effective date.

ARTICLE 3 - TRAINING

3.1   General Terms

      3.1.1 The objective of the training programs (the "Programs"), as described herein, shall be to familiarize and assist Buyer's personnel in the introduction, operation, and maintenance of the Aircraft.

            BRAD shall offer to the Buyer the Programs in the English language at a BRAD designated facility; the Programs shall be completed prior to the Delivery Date of the last Aircraft purchased herein.

      3.1.2 Buyer shall be responsible for all travel and living expenses, including local transportation, of Buyer's personnel incurred in connection with the Programs.

      3.1.3 The Programs shall be designed to reflect the model and/or configuration of the Aircraft and may include differences training to identify such configuration or model. Manuals which are provided during the Programs exclude revision service.

      3.1.4 A training conference shall be held where possible no later than twelve (12) months prior to the Scheduled Delivery Date of the first Aircraft to the Buyer, or as may be otherwise agreed, to establish the Programs' content and schedule.

3.2   Flight Crew Training

      3.2.1 Flight Crew Ground Training

            At no additional charge, BRAD will provide with each delivered Aircraft, a TC or FAA approved transition training for [***] of Buyer's crews ([***] pilots) who meet the minimum entry requirement provided in the applicable training manual. Each course shall consist of up to [***] hours of classroom instruction which may include part task trainer, Computer Based Training (CBT), and/or Flight Training Device (FTD). BRAD shall furnish each of Buyer's licensed pilots attending the course one copy of the Flight Crew Operating Manual.

      3.2.2 Pilot Simulator Training

            BRAD shall provide access to a TC or FAA approved flight simulator for the crew trained under Annex A Article 3.2.1. BRAD shall provide a simulator instructor for [***] missions for the crew trained on BRAD's designated simulator in Montreal; each mission shall consist of [***] hours in the simulator and required briefing/debriefing sessions.

      3.2.3 In-Flight Training

            Should Buyer require aircraft flight training, such training shall be conducted in Buyer's Aircraft after the Delivery Date for up to a maximum of [***] of Buyer's pilots. BRAD shall provide an instructor pilot at no additional charge; Buyer shall be responsible for the cost of fuel, oil, landing fees, taxes, insurance, maintenance, and other associated operating expenses required for the Aircraft during such training.

      3.2.4 Flight Attendant Course

            A familiarization course for up to [***] of Buyer's flight attendant personnel shall be conducted. Each course shall be for a maximum of [***] working days duration. This course shall present general information on the Aircraft and detailed information on the operation of the passenger safety equipment and emergency equipment. BRAD shall furnish for each participant in this course one (1) copy of the Flight Attendant Training Guide which shall not be revised. Buyer shall assist BRAD in the development of the Flight Attendant Training Guide to incorporate Buyer's specific equipment and procedures.

      3.2.5 Flight Dispatcher Course

            A course for up to [***] of Buyer's flight dispatch personnel shall be conducted. Each course shall be for a maximum of [***] working days duration. The course shall consist of classroom instruction covering general Aircraft familiarization, coverage of performance, flight planning, weight and balance and the Minimum Equipment List. BRAD shall furnish for each participant in this course [***] copy of the Flight Crew Operating Manual which shall not be revised.

      3.2.6 Recurrent Pilot Training

            BRAD shall, upon Buyer's request, provide a proposal for a TC or FAA approved course for type rated pilots, customized in content to meet the recurrent training of Buyer's pilots.

      3.2.7 Course Training Material

            BRAD shall, upon Buyer's request, present a proposal to provide one
            (1) set of the materials (without revision service) used to conduct the Flight Crew Ground Training course, as follows:

            i)    35 mm slides;

            ii)   Instructional Narrative and/or Instruction Guides;

            iii)  Overhead Projection Transparencies;

            iv)   Motion picture and/or Video tapes; and

            v)    Audio cassettes tapes.

3.3   Maintenance Training

      3.3.1 Customized Maintenance Course

            [***]

      3.3.2 Engine Run-up Course

            [***]

      3.3.3 Specialist Courses

            At Buyer's request, BRAD shall make a proposal for specialist courses which will be derived from BRAD's standard courses detailed herein.

      3.3.4 Recurrent Training

            At Buyer's request, BRAD shall make a proposal for a Regulatory Authority approved training plan for maintenance recurrent training.

      3.3.5 Vendor Training

            At Buyer's request, BRAD shall assist Buyer to obtain vendor maintenance training.

      3.3.6 Course Training Material

            BRAD, upon Buyer's request, shall present a proposal to provide one
            (1) set of the training materials (without revision service) used to conduct BRAD's standard training as detailed herein:

            i)    35 mm slides;

            ii)   Lesson Guides;

            iii)  Overhead Projection Transparencies;

            iv)   Motion picture and/or Video tapes; and

            v)    Audio cassettes tapes.

3.4   Insurance

      3.4.1 Buyer shall at all times during flight training in Buyer's Aircraft secure and maintain in effect, at its own expense, insurance policies covering the Aircraft including without limitation:

            a) liability insurance covering public liability, passenger, crew, property and cargo damage in amounts not less than three hundred million U.S. dollars ($300,000,000) for any single occurrence;

            b) all risk aircraft hull and engine insurance for an amount which is not less than its then fair market value.

      3.4.2 The liability policy shall name BRAD (and its affiliates) as additional insured. The hull policy shall contain a waiver of subrogation in favour of BRAD (and its affiliates). All insurance policies shall provide for payments despite any misrepresentations or breach of warranty by any person (other than the assured receiving payments) and shall not be subject to any offset by any other insurance carried by BRAD except that Buyer shall not be required to provide insurance with respect to the manufacturing, repair and maintenance activities of BRAD (and of its affiliates) and the related potential liability (product or otherwise) arising therefrom.

ARTICLE 4 - TECHNICAL DATA

4.1   Technical Data Provided

      BRAD shall furnish to Buyer the Technical Data described in Attachment A hereto (the "Technical Data"). The Technical Data shall be in the English language and shall provide information on items manufactured according to BRAD's detailed design and in those units of measures used in the Specification or as may otherwise be required to reflect Aircraft instrumentation as may be mutually agreed. BRAD will provide all of its technical publications in a medium designated by Buyer (e.g., CD-ROM (applicable to the IPC, AMM and WM only), hardcopy, or microfilm), if BRAD makes such medium available to the market.

      [***]

4.2   Shipment

      All Technical Data provided hereunder shall be delivered to Buyer Free Carrier (Incoterms) BRAD's designated facilities and at the time indicated in Attachment A.

4.3   Proprietary Information

      It is understood and Buyer acknowledges that the Technical Data provided herein [***] (the "Proprietary Information") is proprietary to BRAD and all rights to copyright belong to BRAD and the Proprietary Information shall be kept confidential by Buyer. Buyer agrees to use the Proprietary Information solely to maintain, operate, overhaul or repair the Aircraft or to make installation or alteration thereto allowed by BRAD.

      Proprietary Information shall not be disclosed to third parties without BRAD's prior written consent, which shall not be unreasonably withheld, or used by Buyer or furnished by Buyer for the design or manufacture of any aircraft or Spare Parts including BRAD Parts or items of equipment, except when manufacture or redesign is permitted under the provisions of Annex A
      Article 2.4 hereof and then only to the
      extent and for the purposes expressly permitted therein, and provided further the recipient shall provide a non-disclosure undertaking acceptable to BRAD. Notwithstanding the foregoing, Buyer may disclose Proprietary Information to any government authority, provided that (i) Buyer will notify BRAD of any government request for Proprietary Information, (ii) Buyer will mark such Proprietary Information as being confidential, and (iii) Buyer will not give permission to such receiving government authority to release such Proprietary Information.

                                  ATTACHMENT A
                             LIST OF TECHNICAL DATA
                     COLUMN HEADING AND EXPLANATION OF CODES

ITEM

1     DOC       DOCUMENT
                Title of Technical Data provided.

2     CONFIG    CONFIGURATION
                G = Contains data common to all aircraft of the same type
                (Generic).
                C = Contains data unique to Buyer's Aircraft (Customized).

3     MEDIUM    Buyer selects one of the following media specified in the table:
                1    =    Print two sides
                2    =    Microfilm
                3    =    Print one side
                4    =    Laminated Cardboard

4     REVISION  Y    =    Periodic revision service applies
                N    =    Revision service not applicable
                S    =    Revised as required by BRAD

5     QUANTITY
      (Number)       =    Quantity per the Agreement
      (Number)  PER  =    Quantity per Aircraft

6     DELIVERY
                ATD  =    At time of the Delivery Date of the first Aircraft.
                PTD  =    Prior to the Delivery Date of each or the first
                          Aircraft (as applicable).

7     ATA       Y    =    Document is per ATA Specification 100, Revision
                          26.
                N    =    Document is to BRAD's existing commercial
                          practices.

With the delivery of the first Aircraft, BRAD will provide to Buyer at no additional charge one set of the technical manuals listed below

                                 TECHNICAL DATA
                                  REGIONAL JET

----------------------------------------------------------------------------------------------------------
ITEM  DOC                                      CONF   MEDIUM     QTY       REV    DEL     ATA   REMARKS
----------------------------------------------------------------------------------------------------------
1.    AIRCRAFT MAINTENANCE MANUAL (AMM)         G       1         [***]     Y     PTD      Y
----------------------------------------------------------------------------------------------------------
2.    ILLUSTRATED PARTS MANUAL/CATALOG (IPC)    G       1         [***]     Y     PTD      Y
----------------------------------------------------------------------------------------------------------
3.    STRUCTURAL REPAIR MANUAL (SRM)            G       1         [***]     Y     PTD      Y
----------------------------------------------------------------------------------------------------------
4.    COMPONENT MAINTENANCE MANUAL (CMM)        G       1         [***]     Y     PTD      Y
----------------------------------------------------------------------------------------------------------
5.    POWER PLANT BUILD-UP MANUAL               G       1         [***]     Y     PTD      Y
----------------------------------------------------------------------------------------------------------
6.    WIRING DIAGRAM MANUAL                     C       1         [***]     Y     PTD      Y
----------------------------------------------------------------------------------------------------------
7.    ILLUSTRATED TOOL & EQUIPMENT MANUAL       G       1         [***]     Y     PTD      Y
      (ITEM)
----------------------------------------------------------------------------------------------------------
8.    SERVICE BULLETINS                         G       1         [***]     S     PTD      Y    SEE NOTE 2
----------------------------------------------------------------------------------------------------------
9.    NON DESTRUCTIVE TEST MANUAL (NDT)         G       1         [***]     Y     PTD      Y
----------------------------------------------------------------------------------------------------------
10.   MAINTENANCE PROGRAM DOCUMENT (MPD)        G       1         [***]     S     PTD      Y    SEE NOTE 3
----------------------------------------------------------------------------------------------------------
11.   FAA OR DOT AIRPLANE FLIGHT MANUAL         C       1         [***]     S     ATD      N
      (AFM)
----------------------------------------------------------------------------------------------------------
12.   WEIGHT & BALANCE MANUAL                   G       1         [***]     Y     ATD      Y
----------------------------------------------------------------------------------------------------------
13.   MASTER MINIMUM EQUIPMENT LIST (MMEL)      G       1         [***]     S     ASAP     N
----------------------------------------------------------------------------------------------------------
14.   QUICK REFERENCE HANDBOOK                  C       1         [***]     S     ATD      N
----------------------------------------------------------------------------------------------------------
15.   FLIGHT CREW OPERATING MANUAL (FCOM)       C       1         [***]     S     ATD      N    SEE NOTE 1
----------------------------------------------------------------------------------------------------------
16.   MAINTENANCE TASK CARDS                    C       3         [***]     S     PTD      N
----------------------------------------------------------------------------------------------------------
17.   FLIGHT PLANNING & CRUISE CONTROL          G       1         [***]     S     ASAP     N
      MANUAL
----------------------------------------------------------------------------------------------------------
18.   AIRCRAFT CHARACTERISTICS FOR AIRPORT      G       1         [***]     N     ASAP     N    SEE NOTE 4
      PLANNING
----------------------------------------------------------------------------------------------------------
19.   MAINTENANCE FACILITIES & EQUIPMENT        G       1         [***]     S     ASAP     N
      PLANNING MANUAL
----------------------------------------------------------------------------------------------------------
20.   SYSTEM SCHEMATIC MANUAL (SSM)             G       1         [***]     Y     ATD      Y    SEE NOTE 1
----------------------------------------------------------------------------------------------------------
21.   PASSENGER INFORMATION SHEET               G       3         [***]     S     ATD      N    SEE NOTE 6
----------------------------------------------------------------------------------------------------------
22.   PILOT CHECKLIST                           C       4         [***]     S     ATD      N
----------------------------------------------------------------------------------------------------------
23.   CRASH CREW CHART                          G       4         [***]     S     ATD      N
----------------------------------------------------------------------------------------------------------
24.   DISPATCH DEVIATION GUIDE                  G       1         [***]     S     PTD      N
----------------------------------------------------------------------------------------------------------
25.   POWERPLANT GROUND RUN MANUAL              G       1         [***]     N     ATD      N
----------------------------------------------------------------------------------------------------------
26.   FAULT ISOLATION MANUAL                    G       1         [***]     N     ATD      N
----------------------------------------------------------------------------------------------------------
27.   COMPUTER SELFTEST/BITE/RESET USER         G       1         [***]     N     PTD      N
      GUIDE
----------------------------------------------------------------------------------------------------------
28.   REFUEL/DEFUEL HANDBOOK                    G       1         [***]     N     PTD      N
----------------------------------------------------------------------------------------------------------

NOTE 1:     REVISION SERVICE

            A. Revision services shall only be available for [***] following the Delivery Date of Buyer's last Aircraft. Subsequent revision service shall be provided dependent upon incorporation of BRAD issued Service Bulletins.

            B. Revisions to the Technical Data to reflect the Aircraft at Delivery Date shall be provided to Buyer within six (6) months following the Delivery Date of each of the Aircraft, respectively.

            C. Provided the revision service is being supplied under the terms of this Agreement or by subsequent purchase order, BRAD shall incorporate in the applicable documents all applicable BRAD originated Service Bulletins in a regular revision following formal notification by Buyer that such Service Bulletins shall be accomplished on the Buyer's Aircraft. The manuals shall then contain both original and revised configuration until Buyer advises BRAD in writing that one configuration is no longer required.

NOTE 2:     SERVICE BULLETINS

            Aperture cards of the service drawing(s) will be provided in lieu of drawings when practical.

NOTE 3:     MAINTENANCE PROGRAM DOCUMENT

            This manual provides the basis for Buyer's initial maintenance program.

NOTE 4:     AIRCRAFT CHARACTERISTICS FOR AIRPORT PLANNING

            This manual contains data on Aircraft ground maneuver and handling.

NOTE 5:     ON-BOARD WIRING DIAGRAM BOOK

            This book contains wiring diagrams for interim reference until the Wiring Diagram Manual is revised to reflect the Aircraft at the Delivery Date.

NOTE 6:     PASSENGER INFORMATION CARDS

            BRAD will provide one (1) reproducible master for the preparation of passenger information cards. For an additional cost, subject to negotiation, BRAD will provide full colour laminated passenger information cards in quantities required.

ANNEX B - WARRANTY AND SERVICE LIFE POLICY

ARTICLE 1 - WARRANTY

The following warranty is that to which reference is made in Article 3 of the Agreement.

1.1   Warranty

      1.1.1 Subject to Annex B Articles 1.9, 1.10, and 2.0, BRAD warrants that, at the date of delivery of the Aircraft or BRAD Part, as applicable:

            a) the Aircraft shall conform to the Specification, except that any matter stated in the Specification as type characteristics, estimates or approximations is excluded from this Warranty;

            b) the Aircraft shall be free from defects caused by the failure of BRAD to install a Vendor Part or Powerplant Part in accordance with reasonable instructions of the vendor;

            c) the BRAD Parts shall be free from defects in material or workmanship; and

            d.) the BRAD Parts shall be free from defects in design, having regard to the state of the art as of the date of such design.

      1.1.2 The Warranty set forth in Annex B Article 1.1.1(c) and (d) above shall also be applicable to BRAD Parts purchased as Spare Parts.

      1.1.3 BRAD further warrants that, at the time of delivery, the Technical Data shall be free from error.

1.2   Warranty Period

      1.2.1 The Warranty set forth in Annex B Article 1.1 shall remain in effect for any defect covered by the Warranty (a "Defect") becoming apparent during the following periods (individually, the "Warranty Period"):

            a) for failure to conform to the Specification and in the installation referred to in Annex B Article 1.1.1(a) and 1.1.1
                  (b), thirty-six (36) months from the Delivery Date;

            b) for those Defects in material or workmanship in BRAD Parts referred to in Annex B Article 1.1.1(c) and 1.1.2, [***] from the date of delivery of such parts;

            c)    for those Defects in design referred to in Annex B Article
                  1.1.1 (d), [***] from the date of delivery of such parts; and

            d)    for errors in the Technical Data referred to in Annex B
                  Article 1.1.3, [***] from the date of delivery of the applicable Technical Data.

1.3   Repair, Replacement or Rework

      As to each matter covered by this Warranty BRAD's sole obligation and liability under this Warranty is expressly limited to, at BRAD's election, correction by the repair, replacement or rework of the defective part or item of Technical Data. The repaired, replaced or reworked part or item of Technical Data which is the subject of the Warranty claim shall then be warranted under the same terms and conditions for the then unexpired portion of the Warranty Period.

      In the case of a Defect relating to non-conformance with the Specification, BRAD shall correct that Defect in the equipment item or part in which the Defect appears, except that BRAD will not be obligated to correct any Defect which has no material adverse effect on the maintenance, use or operation of the Aircraft.

1.4   Claims Information

      BRAD's obligations hereunder are subject to a Warranty claim to be submitted in writing to BRAD's warranty administrator, which claim shall include but not be limited to the following information:

      a) the identity of the part or item involved, including the Part number, serial number if applicable nomenclature and the quantity claimed to be defective;

      b) the manufacturer's serial number of the Aircraft from which the part was removed;

      c)    the date the claimed Defect became apparent to Buyer;

      d) the total flight hours (and cycles if applicable) accrued on the part at the time the claimed Defect became apparent to Buyer; and

      e) a description of the claimed Defect and the circumstances pertaining thereto.

1.5   BRAD's Approval

      Within ten (10) working days following receipt of Buyer's Warranty claim for a Defect accompanied by Buyer's request for permission as applicable to correct a Defect, BRAD shall notify Buyer of its decision on the request. Approval under this Article shall not constitute a determination as to the existence of a Defect as described in Annex B Article 1.1 above.

1.6   Timely Corrections

      BRAD shall make the repair, replacement or rework, following receipt of the defective part or item, with reasonable care and dispatch.

1.7   Labour Reimbursement

      For correction of Defects BRAD shall establish a reasonable estimate for the labour hours required for the repair, replacement or rework of the defective BRAD Part and, if the repair, replacement or rework is performed by Buyer, BRAD shall reimburse Buyer for BRAD estimated hours or for Buyer's actual labour hours, whichever is less, for the repair, replacement or rework of the defective BRAD Part excluding any work necessary to gain access to said BRAD Part. Such reimbursement shall be based upon Buyer's direct labour rate per man-hour plus burden rate of [***] subject to annual review and adjustment of such labour rate as mutually agreed; provided, however, that this amount shall not exceed [***] of the BRAD published selling labour rate.

1.8   Approval, Audit, Transportation and Waiver

      All Warranty claims shall be subject to audit and approval by BRAD. BRAD will use reasonable efforts to advise in writing the disposition of Buyer's Warranty claim within thirty (30) days following the receipt of the claim and (if requested) return of the defective BRAD Part to BRAD's designated facility. BRAD shall notify Buyer of BRAD's disposition of each claim.

      Buyer shall pay all costs of transportation of the defective part from Buyer to BRAD, and BRAD shall pay all costs of transportation of the repaired, corrected or replacement parts back to Buyer.

1.9   Limitations

      1.9.1 BRAD shall be relieved of and shall have no obligation or liability under this Warranty if:

            a) the Aircraft was operated with any products or parts not specifically approved by BRAD, unless Buyer furnishes reasonable evidence acceptable to BRAD that such products or parts were not a cause of the Defect; or

            b) the Aircraft was not operated or maintained in accordance with the Technical Data listed in Attachment A of Annex A and the manufacturer's documentation furnished to Buyer (including Service Bulletins and airworthiness directives) unless Buyer furnishes reasonable evidence acceptable to BRAD that such operation or maintenance was not a cause of the Defect; or

            c) the Aircraft was not operated under normal airline use, unless Buyer furnishes reasonable evidence acceptable to BRAD that such operation was not a cause of the Defect; or

            d)    Buyer does not

                  1) report the Defect in writing to BRAD's Warranty administrator within thirty (30) calendar days following such Defect becoming apparent, and

                  2) retain the BRAD Part claimed to be defective until advised by BRAD to return such BRAD Part to BRAD's designated facility in order for BRAD to finalize its evaluation of the Warranty claim or to otherwise dispose of such BRAD Part; or

            e)    Buyer does not submit reasonable proof to BRAD within thirty
                  (30) calendar days after the Defect becomes apparent that the Defect is due to a matter covered within this Warranty; or

            f) Buyer does not allow BRAD reasonable opportunity to be present during the disassembly and inspection of the BRAD Part claimed to be defective.

      1.9.2 The above warranties do not apply to Buyer Furnished Equipment.

1.10  Normal Usage

      Normal wear and tear and the need for regular maintenance and overhaul shall not constitute a Defect or failure under this Warranty.

1.11  Overhaul of Warranty Parts

      BRAD's liability for a BRAD Part which has a Defect and is overhauled by Buyer within the Warranty Period shall be limited only to that portion of the labour and material replacement related to the Defect.

1.12  No Fault Found

      In the event that a BRAD Part returned under a Warranty claim is subsequently established to be serviceable then BRAD shall be entitled to charge and recover from Buyer any reasonable costs incurred by BRAD in connection with such Warranty claim. Providing, however, in the event that repetitive in-service failure occurs on the particular BRAD Part which is subsequently identified by BRAD on a repeated basis to be "no fault found," then BRAD and Buyer shall discuss and mutually agree a course of further action to help identity the problem. In the event the fault is ultimately confirmed to be a legitimate Warranty claim then the above mentioned costs incurred by BRAD and charged to Buyer shall be waived.

ARTICLE 2 - VENDOR WARRANTIES

2.1   Warranties from Vendors

      The Warranty provisions of this Annex B apply to BRAD Parts only. However, BRAD has made or shall make reasonable efforts to obtain favourable warranties from vendors, with respect to Vendor Parts and Power Plant Parts. Except as specifically provided under this Annex B Article 2, BRAD shall have no liability or responsibility for any such Vendor Parts and Power Plant Parts and the warranties for those Vendor Parts and Power Plant Parts shall be the responsibility of the vendor and a matter as between Buyer and vendor.

2.2   Vendor Warranty Backstop

      For those Vendor Parts installed on the Aircraft at the Delivery Date or subsequently purchased through BRAD, excluding the Powerplant or the Power Plant Parts, in the event the parties agree that a vendor is in default in the performance of any material obligation under any applicable warranty obtained by BRAD from such vendor pursuant to Annex B Article 2.1 above, the warranties and all other terms and conditions of Annex B Article 1 shall become applicable as if the Vendor Parts had been a BRAD Part, except that the warranty period shall be the Warranty Period as set forth herein or by the vendor's warranty, whichever is shorter and all transportation costs associated with the Vendor Parts shall be borne by Buyer.

2.3   BRAD's Interface Commitment

      In the event of a dispute in the application of a Vendor Part warranty, at Buyer's request addressed to BRAD's warranty administrator, BRAD shall, without charge, conduct an investigation and analysis of any such dispute resulting from a technical interface problem to determine, if possible, the cause of the interface problem and then recommend feasible corrective action. Buyer shall furnish to BRAD all data and information in Buyer's possession relevant to the interface problem and shall cooperate with BRAD in the conduct of its investigation and such tests as may be required. BRAD, at the conclusion of its investigation, shall advise Buyer in writing of BRAD's opinion as to the cause of the problem and BRAD's recommended corrective action.

ARTICLE 3- SERVICE LIFE POLICY

3.1   Applicability

      The Service Life Policy ("SLP") described in this Annex B Article 3 shall apply if fleetwide and repetitive failures occur in any Covered Component which is defined in Annex B Article 3.7 below.

3.2   Term

      3.2.1 Should such failures occur in any Covered Component within [***] following delivery of the Aircraft containing such Covered Component, BRAD shall, as promptly as practicable and at its option;

            a) design and/or furnish a correction for such failed Covered Component; or

            b) furnish a replacement Covered Component (exclusive of standard parts such as bearings, bushings, nuts, bolts, consumables and similar low value items).

3.3   Price

      Any Covered Component which BRAD is required to furnish under this SLP shall be provided for at a price calculated in accordance with the following formula:

      P = CxT
          ---
          144

Where:

      P = Price of Covered Component to Buyer;

      C = BRAD's then current price for the Covered Component;

      T = The total time to the nearest month since the Aircraft containing the Covered Component was delivered by BRAD

3.4   Conditions and Limitations

      3.4.1 The following general conditions and limitations shall apply to the
            SLP:

            a) the transportation cost for the return to BRAD's designated facility, if practicable, of any failed Covered Component necessary for failure investigation or redesigning studies shall be borne by Buyer;

            b) BRAD's obligations under this SLP are Conditional upon the submission of reasonable proof acceptable to BRAD that the failure is Covered hereby;

            c) Buyer shall report any failure of a Covered Component in writing to BRAD's Warranty administrator within two (2) months after such failure becomes evident. Failure to give this required notice shall excuse BRAD from all obligations with respect to such failure;

            d) the provisions of Annex B Article 1.9 of the Warranty (except for subparagraphs (d) and (e) thereof) are incorporated by this reference and shall condition BRAD's obligations under this SLP with respect to any Covered Component;

            e) BRAD's obligations under this SLP shall not apply to any Aircraft which has not been correctly modified in accordance with the specifications or instructions contained in the relevant Service Bulletins which are furnished to Buyer prior to receipt by BRAD from Buyer of any notice of an occurrence which constitutes a failure in a Covered Component. The provisions of this subparagraph shall not apply in the event that Buyer furnishes reasonable evidence acceptable to BRAD that such failure was not caused by Buyer's failure to so modify the Aircraft;

            f) this SLP shall not apply to a failure of a Covered Component if BRAD determines that such failure may not reasonably be expected to occur on a fleetwide and repetitive basis; and

            g) this SLP shall not apply to a Covered Component where the failure results from an accident, abuse, misuse, degradation, negligence or wrongful act or omission, unauthorized repair or modification adversely affecting a Covered Component, impact or foreign object damage, to any Covered Component.

3.5   Coverage

      This SLP is neither a warranty, performance guarantee nor an agreement to modify the Aircraft to conform to new developments in design and manufacturing art. BRAD's obligation is only to provide correction instructions to correct a Covered Component or furnish replacement at a reduced price as provided in this SLP.

3.6   Assignment

      Buyer's rights under this SLP shall not be assigned, sold, leased, transferred or otherwise alienated by contract, operation of law or otherwise, without BRAD's prior written consent. Any unauthorized assignment, sale, lease, transfer, or other alienation of Buyer's rights under the SLP shall immediately void all of BRAD's obligations under the SLP.

3.7   Covered Component

      Only those items or part thereof listed in Attachment A to this Annex B shall be deemed to be a Covered Component, and subject to the provisions of this SLP.

ARTICLE 4 - GENERAL

4.1 It is agreed that BRAD shall not be obligated to provide to Buyer any remedy which is a duplicate of any other remedy which has been provided to Buyer under any other part of this Annex B.

                             Annex B - Attachment A

                               COVERED COMPONENTS

1.    WING

      a.    Upper and lower integral stringer machined wing planks.

      b.    Machined spar, including auxiliary spars.

      c.    Caps, webs and stiffeners on fabricated spars.

      d.    Front spar to rear spar wing box ribs.

      e.    Main landing gear (MLG) machined trunnion rib.

      f.    MLG side stay machined attachment fittings.

      g.    Wing/fuselage machined attachment fittings.

2.    FUSELAGE

      a. Window and windshield frame structure, but excluding the windows and windshield. Exterior skins, doublers, circumferential frames but excluding all Systems, fairings, insulation, lining and decorative clips and brackets.

      b. Engine mount support box structure and machined pylon attachment fittings. Primary structure frames around body openings for passenger door, baggage door, avionics door, flying control access door, APU access door and emergency exits.

      c. Nose landing gear well structure, including wheel well walls, ceiling, pressure bulkheads and pressure floor structural components at fuselage wing cutout.

3.    VERTICAL STABILIZER

      a.    All spars.

      b.    Horizontal to vertical stabilizer machined attachment fillings.

      c.    Front spar to fuselage frame machined attachment fittings.

      d. Exterior skins, ribs, stringers between front and rear spars and machined closing rib.

4.    HORIZONTAL STABILIZER

      Front and rear spars and exterior skins, rib and stringers between front and rear spars.


                                      C-42
[6~

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-001

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re: Letter Agreement No. 001 (Re: Option Aircraft)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Option Aircraft

1.0   [***]

1.1   The Option Aircraft will be as described in Article 2 of the Agreement.

1.2 The base price (the "Base Price") for each of the Option Aircraft including the Buyer Selected Optional Features listed in Appendix IV to the Agreement, Ex Works (Incoterms 1990) BRAD's facilities in Montreal, Quebec shall be [***] expressed in November 1, 1997 dollars.
      This Base Price does not include any Taxes, fee or duties and is subject to escalation in accordance with the Economic Adjustment Formula attached as Appendix I to the Agreement for the period from November 1, 1997 to the date of delivery of each Option Aircraft ("Option Aircraft Purchase Price.

1.3 Buyer shall exercise its right to purchase the Option Aircraft by providing written notice to BRAD of its intention to do so in accordance with the following schedule: (i) the first Option Block may be exercised [***] months prior to the first day of the Scheduled Delivery Date of the first Option Aircraft in the first Option Block, (ii) the second Option Block may be exercised [***] months prior to the first day of the Scheduled Delivery Date of the first Option Aircraft in the second Option Block, and (iii) the third Option Block may be exercised
      [***] prior to the first day of the Scheduled Delivery Date of the first Option Aircraft in the third Option Block.

      [***]

1.4   The Scheduled Delivery Dates of the Option Aircraft are as follows:

      Block 1        [***]
                     [***]
                     [***]

      Block 2        [***]
                     [***]
                     [***]

      Block 3        [***]
                     [***]
                     [***]
                     [***]

1.5 As consideration for this option, Buyer shall make or cause to make payment to BRAD a non-refundable deposit of [***] per Option Aircraft (the "Option Deposit") in each block totaling [***] upon execution of the Agreement.

1.6 Upon exercise of an Option Block, Buyer will make or cause to make the progress payments specified in Articles of the Agreement within [***] business days of the exercise of the option.

2.0   [***]

2.1   [***]

2.2 Unless expressly provided for in this Agreement, the terms and conditions of the Agreement shall apply mutatis mutandis to the Option Aircraft, with the exception Annex A Technical Support as specified in Article 1.2 (Field Service Representative, except as noted in Article 2.0 of this Letter Agreement), Annex A training courses as specified in Article 3.2.4 (flight attendant), Article 3.2.5 (flight dispatch), Article 3.3.1 (customized maintenance course), Article 3.3.2 (engine run-up)); the Technical Data identified in Article 4 Attachment A (except for Aircraft specific manuals only), and the courses specified in the following Articles of Letter Agreement No. 005: Article 1.1.2 (flight attendant), Article 1.3 (training materials), Article 1.4 (dispatcher training) and Article 2.0 (start up support).

      Furthermore, the following Letter Agreements are also not applicable to the Option Aircraft and are hereby excluded:

      [***]
      [***]
      [***]
      [***]

      [***]

3.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void.

4.0 Upon exercise of Buyer's rights to purchase in accordance with this Letter Agreement, the parties shall amend the Agreement or enter into an additional purchase agreement in order to give effect to the purchase of Option Aircraft in accordance with the terms and conditions thereof.

5.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.

Yours truly
BOMBARDIER NC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts
       ---------------------------------


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: CEO
       ---------------------------------

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-002

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re:  Letter Agreement No. 002 [***]

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: [***]

1.0   [***]

      [***]

1.1   [***] will be as described in Article 2 of the Agreement.

1.2 [***] This Base Price does not include any Taxes, and is subject to escalation in accordance with the Economic Adjustment Formula attached as Appendix I to the Agreement for the period from November 1, 1997 to the date of delivery of each [***].

      1.3 [***] Should Buyer choose to exercise the right to purchase to purchase a [***], Buyer and BRAD agree to make all reasonable efforts to execute a definitive agreement within twenty-one (21) days of notice having been given.

1.4   [***]

1.5 As consideration for this [***], Buyer shall make or cause to make payment to BRAD a refundable deposit of [***] upon execution of the Agreement. Upon receipt of the [***], BRAD agrees to [***] set forth in paragraph 1.4 pending receipt of Buyers conditional notice of intention to exercise fifteen (15) months prior to [***] in the applicable [***], as set forth in paragraph 1.3.

1.6 Upon exercise of a [***], Buyer will make or cause to make the [***] specified in Article 5 of the Agreement within ten (10) business days of the [***].

2.0 [***], and provided Buyer continues to operate a minimum of ten (10) Canadair Regional Jet aircraft, BRAD will [***].

2.1 With the exercise of a [***], BRAD will also provide airframe, powerplant, avionics and electrical training for a total of [***] of Buyer's personnel per Shadow Option Aircraft exercised, which could be a combination of maintenance technicians and avionic technicians.

2.2 Unless expressly provided for in this Agreement, the terms and conditions of the Agreement shall apply mutatis mutandis to the [***], with the exception Annex A Technical Support as specified in
      Article 1.2 (Field Service Representative, except as noted in Article 2.0 of this Letter Agreement), Annex A training courses as specified in
      Article 3.2.4 (flight attendant), Article 3.2.5 (flight dispatch), Article
      3.3.1 (customized maintenance course), Article 3.3.2 (engine run-up); the Technical Data identified in Article 4 Attachment A (except for Aircraft specific manuals only) and the courses specified in the following Articles of Letter Agreement No. 005: Article 1.1.2 (flight attendant), Article 1.3 (training materials), Article 1.4 (dispatcher training) and Article 2.0 (start up support).

      Furthermore, the following Letter Agreements are also not applicable to the [***] and are hereby excluded:

      [***]
      [***]
      [***]
      [***]

      [***]

3.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void.

4.0 Upon exercise of Buyer's rights to purchase in accordance with this Letter Agreement, the parties shall amend the Agreement or enter into an additional purchase agreement in order to give effect to the purchase of [***] in accordance with the terms and conditions thereof.

5.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts
       ---------------------------------


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:
       ---------------------------------
Title:
       ---------------------------------

5.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours truly
BOMBARDIER INC.


By:
       ---------------------------------
Title:


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title:    CEO

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-003

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re:  Letter Agreement No. 003 [***]

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: [***]

1.0   FINANCING ASSISTANCE

1.1   [***]

1.2   [***]

1.3   [***]

1.4   [***]

      [***]

1.5   [***]

1.6 BRAD's obligation to provide [***] in accordance with this Letter Agreement will be contingent upon the satisfaction of the following conditions:

      (a)   [***]

      (b)   [***]

      (c)   [***]

      (d)   [***]

      (e)   [***]

      Terms of BRAD's [***]

      (a)   [***]

      (b)   [***]

      (c)   [***]

1.7   [***]

1.8   [***]

1.9   [***]

2.0   [***]

2.1   [***]

2.2   [***]

      (a)   [***]

      (b)   [***]

      (c)   [***]

      (d)   [***]

      (e)   [***]

2.3   [***]

2.4   [***]

2.5   [***]

3.0   [***]

4.0   [***]

5.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.


Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours truly
BOMBARDIER INC.


By:    /s/ Robert Ferguson
       ---------------------------------
Title: Manager, Contracts
       ---------------------------------


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:    CEO
       ---------------------------------

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-004

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,


Re:  Letter Agreement No. 004 (Re: Deposit)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Deposit

1.0   [***]

2.0   [***]

3.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void.

4.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts
       ---------------------------------


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:    CEO
       ---------------------------------

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-005

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re: Letter Agreement No. 005 (Re: Customer Support)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Customer Support

1.0   [***]

1.1   [***]

      1.1.1 [***]

            [***]

      1.1.2 [***]

            [***]

1.3   Training Materials

      For Buyer's in-house Flight Attendant and dispatcher courses, BRAD shall provide one set of the training materials (without revision service) used to conduct BRAD's standard training.

1.4   Dispatcher Training

      The course referred to in Annex A Article 3.2.5 will be formatted as a "Train the trainer" course, and BRAD will assist these two dispatchers (as part of the Start Up Support outlined in paragraph 2.0) in the formulation of an in-house course for the balance of Buyer's dispatchers.

1.3   [***]

      [***]

2.0   [***]

2.1   [***]

3.0   [***]

3.1   [***]

4.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void except that the provisions of this Letter Agreement shall survive with respect to delivered Aircraft.

5.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts
       ---------------------------------


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:    CEO
       ---------------------------------

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-006

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re: Letter Agreement No. 006 (Re: Spares)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Spares

1.0 In consideration of Buyer having entered into the above referenced Agreement, BRAD shall issue to Buyer, at the time of delivery of each of

      [***]

2.0   [***]

      (i)   [***]

            a.)   [***]

            b.)   [***]

            c.)   [***]

            d.)   [***]

            e.)   [***]

            f.)   [***]

            g.)   [***]

      (ii)  [***]


3.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void.

4.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts
       ---------------------------------


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:
       ---------------------------------

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-007

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re:  Letter Agreement No. 007 (Re: Airworthiness Directives)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Airworthiness Directives

1.0   [***]

2.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void except that the provisions of this Letter Agreement shall survive with respect to delivered Aircraft.

3.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.

Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts
       ---------------------------------


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:    CEO
       ---------------------------------

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-008

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re: Letter Agreement No. 008 (Re: Airframe Direct Maintenance Cost)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Airframe Direct Maintenance Cost

1.0   Intent

1.1 The intent of the Airframe direct maintenance cost guarantee is to achieve the full potential of the maintainability of the Aircraft through the joint efforts of BRAD and Buyer. To that end, BRAD agrees to provide credits under the terms and conditions hereof and Buyer agrees to provide data defined below.

1.2 The "Airframe" shall mean the Aircraft excluding Power Plant Parts and related maintenance activities (such as overhaul, hot section inspection, basic unscheduled repairs, LCF components, scheduled and unscheduled line replaceable unit repair and overhaul), Auxiliary Power Unit (APU), Buyer Furnished Equipment (BFE) and Ground Support Equipment (GSE).

2.0   [***]

2.1   [***]

      2.1.1 [***]

      2.1.2 Appropriate reductions shall be made in labour man-hours per flight hour and material costs per flight hour for the following:

            a) Labour and material costs resulting from maintenance not performed in accordance with approved written procedures or from configuration changes made by Buyer without BRAD's written agreement, or because recommended Service Bulletins which cause a reduction in direct maintenance cost have not been incorporated, provided Buyer has had sufficient time to incorporate said Service Bulletins consistent with Buyer's maintenance program. BRAD shall not make reductions when Buyer has demonstrated that such change is not cost effective for Buyer. In the event of a disagreement between BRAD and Buyer as to the cost-effectiveness of a recommended Service
                  Bulletin change proposed by BRAD, Buyer will explain its financial analysis used to evaluate the implementation of such Service Bulletin change;

            b) Labour and material costs incurred to repair damages resulting from accidents, foreign object damage (FOD) or negligence in maintaining the Aircraft, or for modification of the Aircraft, which may be capitalized by Buyer (except for actions on Airworthiness Directives);

            c) Credits, warranty payments, guarantee payments or other payments such as parts or services at reduced cost that BRAD or vendors have made that compensate Buyer for or reduce Buyer's direct maintenance cost;

            d) Aircraft that have not been maintained in accordance with Buyer's regulatory agency approved initial maintenance program unless mutually agreed to by Buyer and BRAD; and

            e) Scheduled maintenance checks which are not accomplished consistent with Buyer's standard maintenance practices.

            f) Labour and material costs incurred due to shipping, transportation and handling delays.

3.0   Calculation of Cost

      3.1   Airframe Direct Maintenance Labour Cost ("ADML")

            The ADML man-hours shall be defined as the annual man-hours in Buyer cost allocation system assigned to collect direct labour charges, without burden, expended in direct maintenance of the Aircraft. Notwithstanding Buyer's internal cost allocation system all elements of indirect labour such as shop cleaning, workplace maintenance, material handling, overtime premium, idle time and inventory control or labour resulting from damage, misdiagnosis (no fault found) or misuse shall be excluded from the calculation of Airframe direct maintenance man-hours; and

      3.2   Airframe Direct Maintenance Material Cost ("ADMMC")

            The ADMMC is defined as the annual cost of material consumed, which excludes initial provisioning purchases, for the direct airframe maintenance of the aircraft, less any transportation, duties, taxes or license fees. Notwithstanding Buyer's internal cost allocation system all elements of indirect material such as cleaning supplies, consumable tools, hydraulic fluids, oils and greases, welding supplies, sealant, paints, protective coatings, adhesives or material resulting from damage, misdiagnosis (no fault found) or misuse are excluded from the calculation of ADMMC.

      3.3   Airframe Direct Outside Service Cost ("ADOSC")

            The ADOSC is defined as the annual cost expended in outside services for direct airframe maintenance of the aircraft. The ADOSC shall include the total outside service charges of both labour and material costs, but excluding transportation and taxes.

      3.4   Hourly Airframe Direct Maintenance Cost ("ADMC")

            The following formula shall be used to calculate the annual hourly
            ADMC:

            ADMC       =   (ADML)(LC) + ADMMC + ADOSC
                           --------------------------
                                       T
            where:

            ADML       =   Airframe Direct Maintenance Labour
                           expressed in man-hours,

            LC         =   Labour cost from Appendix A, item 4,

            ADMMC      =   Airframe Direct Maintenance Material
                           Service Cost,

            ADOSC      =   Airframe Direct Outside Service Cost,

            T          =   Total flight hours for the Aircraft
                           recorded for the applicable year.

4.0   Credit Calculation

      4.1 The actual hourly Airframe Direct Maintenance Cost (ADMC) shall be compared by BRAD against the ADMCG on an annual basis.

      4.2 If the ADMC exceeds the ADMCG by more than ten percent (10%) Buyer's balance account will be credited with a compensation credit calculated in accordance with the formula in Article 4.3.

            Qb   =   0.6 (ADMC-ADMCG) T

            where:

            Qb   =   Buyer's compensation credit in dollars when Qb is positive,

            ADMC =   The average of the ADMC values on an annual basis,

            G    =   Airframe Direct Maintenance Cost Guarantee,

            T    =   As per 3.4

      4.3 If the ADMC is less than the ADMCG, BRAD shall accrue an incentive credit which shall be used as an offset against any potential liabilities of BRAD during the term of this ADMCG in accordance with the following formula:

            Qs   =   0.4 (ADMCG - ADMC) T

            where:

            Qs   =   BRAD's incentive credit in dollars when Qs is positive.

            ADMC, ADMCG and T shall have the same meaning as used in Article 4.2 above.

5.0   Credit Payment

      5.1 At the end of the term of this Letter Agreement, Buyer's total compensation credit calculated under Article 4.2 above, and BRAD's total incentive credit calculated in Article 4.3 above, shall be compared by the following formula to determine if a credit is due to Buyer.

            Credit due Buyer = Qb - Qs

            Qb and Qs shall have the same meaning as used in Article 4.2 and
            Article 4.3 above.

      5.2 If the credit due to Buyer is positive, BRAD shall issue to Buyer a credit memorandum for the purchase of BRAD goods and services for an amount up to a maximum of [***] per Aircraft, and up to a maximum credit equal to the product of the following:

            [***]
                                 the Agreement

            for the term of this Letter Agreement.

      5.3 If the credit due to Buyer is negative, Buyer will be under no obligation to compensate BRAD, nor shall BRAD owe any compensation to Buyer.

6.0   Audit

      Upon five (5) business days prior written notification by BRAD to Buyer and at BRAD's expense, BRAD shall have the right during normal business hours to audit all charges reported under this Letter Agreement, Buyer's applicable maintenance practices and procedures, and applicable Aircraft records, where normally and customarily maintained, relative to maintenance, Service Bulletin incorporation and modification of the Aircraft. Such audit shall not interfere with the conduct of business by Buyer nor shall Buyer be required to undertake or incur additional liability or obligations with respect to the audit.

7.0   Reporting

      7.1 BRAD shall provide a quarterly report to Buyer on the status of the Airframe direct maintenance cost based on data submitted by Buyer and approved by BRAD. Failure of Buyer to provide the required data, in spite of BRAD'S notice and within thirty (30) days thereof, shall void this Airframe direct maintenance cost guarantee.

      7.2 The ADMCG was based upon the assumption outline in Appendix 2 to this Letter Agreement. Any deviation from the assumptions outlined in Appendix 2 shall cause a modification in the ADMCG by BRAD.

8.0   Limitation of Liability

      THE AIRFRAME DIRECT MAINTENANCE COST GUARANTEE PROVIDED IN THIS LETTER AGREEMENT AND THE OBLIGATIONS AND LIABILITIES ON THE PART OF BRAD UNDER THE AFORESAID GUARANTEE ARE ACCEPTED BY BUYER AND ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES OR LIABILITIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE MATTERS COVERED BY THIS GUARANTEE CONCERNING EACH AIRCRAFT DELIVERED UNDER THE AGREEMENT, ARISING IN FACT, CONTRACT, LAW, TORT, STRICT PRODUCTS LIABILITY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION, LIABILITY, CLAIM OR REMEDY WHETHER OR NOT ARISING FROM NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF BRAD, ITS OFFICERS, EMPLOYEES, AGENTS OR ASSIGNEES, OR WITH RESPECT TO ANY IMPLIED WARRANTY OF FITNESS OR MERCHANTABILITY, ANY IMPLIED CONDITION, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, LOSS OF USE, REVENUE OR PROFIT.

9.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

8.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void except that the provisions of this Letter Agreement shall survive with respect to delivered Aircraft and the guarantee value and assumptions will be revised to reflect the actual number of Aircraft delivered under the Agreement.

10.0 This Letter Agreement constitutes an integral part of the Agreement and subject to the terms and conditions contained therein.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.

Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:    CEO

                                   Appendix 1
                        ADMCG Economic Adjustment Formula

The Airframe Direct Maintenance Cost Guarantee (ADMCG) Adjustment will be calculated using the following Guarantee Adjustment (GA) Formula. The ADMCG term is specified in Section 2.1.1 of the Letter Agreement.

GA   =    G1 - G0

where G1 = G0 [0.60 (L1/L0) + 0.40 (M1/M0)]

GA    =     ADMCG Value Adjustment

G0    =     ADMCG Value

G1    =     ADMCG Value adjusted to the final year

L1    =     the final year index for labour obtained by calculating the arithmetic average of the labour indexes published by the United
            States Department of Labour Statistics - Employer and Earnings Index for the fourth, fifth and sixth months prior to the month in the final year which completes the ADMCG term.

L0    =     the delivery year index for labour obtained by calculating the arithmetic average of the labour indexes published by the United
            States Department of Labour Statistics - Employer and Earnings Index for the fourth, fifth and sixth months prior to the month of the delivery of the Aircraft which begins the ADMCG term.

M1    =     the final year index for material obtained by calculating the arithmetic average of the material indexes published by the United
            States Department of Labour - Material Industrial Commodities,
            Producer Price Index, for the fourth, fifth and sixth months prior to the month in the final year which completes the ADMCG term.

M0    =     the delivery year index for material obtained by calculating the arithmetic average of the material indexes published by the United
            States Department of Labour - Material Industrial Commodities,
            Producer Price Index, for the fourth, fifth and sixth months prior to the month of the delivery of the Aircraft which begins the ADMCG term.

            In the event that either or both indices decline during the term of the guarantee, negative indices will be assumed to equal delivery year indices.

                                   Appendix 2
                   Airframe Direct Maintenance Cost Guarantee

Guarantee Value Assumptions

The following is a listing of all assumptions used to determine the ADMCG per flight hour. It Is understood by the parties that these assumptions may change in which case the parties, with mutual agreement, will adjust the ADMCG.

1.    M1 costs are based upon Specification.

2. All costs are based on the maintenance inspection intervals in the Buyer's regulatory agency approved initial maintenance program.

3. All costs expressed in July 1, 1997 United States Dollars and are rounded to the nearest whole dollar subject to escalation in accordance with Appendix 1.

4. Buyer's in-house airframe labour rate per man-hour is Thirty United States Dollars ($30.00 U.S.).

5. Buyer's subcontract airframe labour rate per man-hour is Sixty United States Dollars ($60.00 U.S.).

6.    All component repair and overhaul is subcontracted.

7. Annual average Aircraft utilization is not less than three thousand (3,000) flight hours per year.

8. Buyer's average annual flight duration for the Aircraft will be seventy eight (78) minutes per departure.

                                     Annex A
                    Yearly Airframe Direct Maintenance Costs

For information purposes only, the following [***] comprise the final guaranteed value for the guarantee term:


                                      YEARLY FLEET
                                        AVERAGE
                      YEAR              ($/hr)

                      [***]              [***]
                      [***]              [***]
                      [***]              [***]
                      [***]              [***]
                      [***]              [***]
                      [***]              [***]
                      [***]              [***]
                      [***]              [***]
                      [***]              [***]
                      [***]              [***]

Note that these [***].

                                     Annex B
                     Average flight time adjustment formula

Should Buyer's average annual flight duration change throughout the ten year term of this guarantee, a new Airframe Direct Maintenance Cost Guarantee value will be generated as per the following formula:

                  ADMCG (new)   =            [***]
                                     ---------------------
                                              T

                  where:

                  ADMCG (new)   =    Revised Airframe Direct Maintenance Cost
                                     Guarantee (US Dollars/FH) for years one (1) through [***]

                  T             =    Average flight time (in hours) at new
                                     average stage length

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-009

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re: Letter Agreement No. 009 (Re: Dispatch Reliability)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Dispatch Reliability

1.0   Intent

      The intent of the Dispatch Reliability Guarantee ("DRG") is to achieve the full potential of the inherent technical reliability of the Aircraft through the joint efforts of BRAD and Buyer. To that end, BRAD agrees to take action as specified below and Buyer agrees to set its Aircraft fleet dispatch reliability target equal to or greater than the sum of the Guarantee Value plus four tenths of a point so that both Buyer and BRAD's technical staff can pursue attainment of the Guarantee Value.

2.0   Definition

      As defined in World Airlines Technical Operations Glossary (W.A.T.O.G.), a chargeable technical delay shall be any delay greater than fifteen (15) minutes beyond scheduled revenue departure time caused by malfunction of equipment affecting any of the Aircraft ("Chargeable Technical Delay") and a cancellation shall be the deletion of the flight from Buyer's operating schedule, provided that no more than one (1) delay or cancellation shall be charged to a specific malfunction ("Cancellation").

3.0   Guarantee Value

      BRAD guarantees that the Aircraft dispatch reliability with respect to avoidance of Chargeable Technical Delays or Cancellations shall, at the end of the period indicated below, meet the guarantee value percentages specified below ("Guarantee Value"):

            Period                                Guarantee Value (%)
            ------                                -------------------
            First six months                              N/A
            [***]                                        [***]
            [***]                                        [***]
            [***]                                        [***]

4.0   Term of Guarantee

      The term of this guarantee shall commence on the date of start of revenue service of Buyer's first delivered Aircraft and shall expire [***] years thereafter or whenever the six month rolling average is equal to or exceeds [***] dispatch reliability for [***], whichever comes first.

5.0   Formula

      As the term is used herein, "dispatch reliability" shall be a six (6) month moving average numerical value (expressed as a percentage) which shall be calculated by application of the following formula:

      DR    =     100(1 - CD/SD)

      Where:

      DR    =     Dispatch Reliability (expressed as percentage)

      CD    =     Total Chargeable Technical Delays and Cancellations.

      SD    =     Total Scheduled Revenue Departures

6.0   Assumptions

      [***]

7.0   Conditions and Limitations

      7.1 Any delay or cancellation due to any one or more of the following causes shall not be considered a Chargeable Technical Delay or Cancellation in computing compliance with this DRG:

            a) Delay or cancellation due to operation or maintenance of equipment in the Aircraft not being in accordance with the approved Technical Data;

            b) Delay or cancellation due to acts or omissions of Buyer including but not limited to unavailability of serviceable spare parts, ground support equipment or personnel, and not dispatching in accordance with the approved Minimum Equipment List;

            c) Delay or cancellation caused by problems that have had relevant recommended Service Bulletins or Airworthiness Directives issued against them, if Buyer has not incorporated the bulletin on the Aircraft in question, provided that Buyer has had reasonable time to incorporate said bulletin or directive consistent with Buyer's maintenance program;

            d) Delay or cancellation caused by BFE of Buyer or Buyer designated equipment (equipment designated by Buyer and purchased by BRAD on behalf of Buyer);

            e)    Delay or cancellation caused by Power Plant Parts;

            f) Delay or cancellation due to any modifications to the Aircraft made by Buyer without BRAD's written approval unless Buyer furnishes reasonable evidence that such modification was not a prime cause of the delay; or

            g) Any delay or cancellation due to acts of God or acts of third parties or force majeure.

      7.2   Reporting

            Buyer shall provide to BRAD not later than thirty (30) days after the last day of each month all reports as required by Buyer's regulatory authority. Buyer shall also provide a report to BRAD of the corrective action for such Chargeable Technical Delays or Cancellations, and the information on modifications or Service Bulletins relevant to such Chargeable Technical Delays or Cancellations accomplished during each month. Buyer shall also provide BRAD such other information and data as BRAD may reasonably request for the purpose of analyzing Chargeable Technical Delays or Cancellations. BRAD shall respond to the data in a timely manner and shall provide Buyer with a summary of fleetwide reliability reports on a monthly basis.

      7.3   Master Record

            The master record of dispatch reliability will be maintained by BRAD based upon information provided by Buyer's maintenance control program as requested herein.

            BRAD shall format the data into BRAD's format.

8.0   Corrective Action

      8.1 In the event the achieved dispatch reliability, as reported to Buyer by BRAD, fails to equal the Guarantee Value for the applicable period, BRAD and Buyer will jointly review the performance for that period to identify improvement changes required. BRAD shall also provide, at no charge, if requested by Buyer:

            a) Technical service support to analyze Buyer's operating procedures, maintenance practices, training programs, manuals and publications and related procedures, practices, policies and programs that can have an adverse effect on dispatch reliability and recommend any changes in such procedures, practices, policies and programs reasonably indicated to improve the dispatch reliability;

            b) Review of data related to parts, material, components, accessories and equipment incorporated in, and used in connection with, the Aircraft and furnish technical advice and information to Buyer for the purpose of improving the dispatch reliability of the Aircraft;

            c) Corrective BRAD engineering design changes and modification kits of BRAD Parts and material for the Aircraft which will, in the joint opinion of Buyer and BRAD, cause the performance of the Aircraft upon Buyer's installation, to meet or exceed the dispatch reliability guarantee. The modification kits and design changes supplied by BRAD which provide added value to Buyer beyond that required to reach the specified guarantee value will be negotiated by BRAD and Buyer to define the cost allocation of the "Added Value". BRAD will pay for direct labour hours incurred based on BRAD's estimated labour hours or Buyer's actual labour hours, whichever is less, for the percentage as determined above of the installation cost necessary to meet the Guarantee Value. Buyer and BRAD agree that Buyer's obligations to install such modification kits shall be consistent with Buyer's maintenance program. Thereafter, failure by Buyer to install a BRAD change shall result in the exclusion of the associated malfunction from the dispatch reliability computation, unless Buyer can demonstrate to BRAD's reasonable satisfaction that the change would not have eliminated the malfunction; and

            d) BRAD shall use its reasonable efforts to require its suppliers to provide corrective action at no charge to Buyer to the extent required when Chargeable Technical Delays or Cancellations exceed the guaranteed dispatch reliability as a direct result of failure of equipment designed by such suppliers.

      8.2 BRAD's liability to investigate and provide corrective action under the terms of this DRG shall be dependent upon the quality, extent and regularity of information and data reported to BRAD by Buyer.

9.0   Implementation of Changes

      Buyer may, at its option, decline to implement any change proposed by BRAD under Article 8.0 above. If Buyer so declines, BRAD may adjust the number of Chargeable Technical Delays or Cancellations by an amount consistent with the expected reduction in Chargeable Technical Delays or Cancellations based on reasonable substantiation to Buyer and on other operator experience, if any, as if such change has been incorporated. BRAD shall not make adjustments when Buyer has demonstrated to BRAD's reasonable satisfaction that such change is not cost effective to Buyer.

10.0  Duplicate Remedies

      It is agreed that BRAD shall not be obligated to provide to Buyer any remedy which is a duplicate of any other remedy which has been provided to Buyer elsewhere under the Agreement, by the Power Plant manufacturer or by any vendor.

11.0  Limitation of Liability

      THE DISPATCH RELIABILITY GUARANTEE PROVIDED IN THIS LETTER AGREEMENT AND THE OBLIGATIONS AND LIABILITIES ON THE PART OF BRAD UNDER THE AFORESAID GUARANTEE ARE ACCEPTED BY BUYER AND ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES OR LIABILITIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS COVERED BY THIS GUARANTEE CONCERNING EACH AIRCRAFT DELIVERED UNDER THE AGREEMENT, ARISING IN FACT, CONTRACT, LAW, TORT, STRICT PRODUCTS LIABILITY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION, LIABILITY, CLAIM OR REMEDY WHETHER OR NOT ARISING FROM NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF BRAD, ITS OFFICERS, EMPLOYEES, AGENTS OR ASSIGNEES, OR WITH RESPECT TO ANY IMPLIED WARRANTY OF FITNESS OR MERCHANTABILITY, ANY IMPLIED CONDITION, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE, LOSS OF USE, REVENUE OR PROFIT.

12.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

13.0 This Letter Agreement constitutes an integral part of the Agreement and subject to the terms and conditions contained therein.

14.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void except that the provisions of this Letter Agreement shall survive with respect to delivered Aircraft and the guarantee value and assumptions will be revised to reflect the actual number of Aircraft delivered under the Agreement.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof then this Letter Agreement shall prevail.

Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:    CEO

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-010

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re: Letter Agreement No. 010 (Re: Performance)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Performance

1.0   AIRCRAFT CONFIGURATION

      The [***] listed below are based on the CRJ-200-ER Aircraft configuration as defined in Canadair Customized Specification RAD-601R-153, issue NC, and equipped with GE GF34-3B1 engines as defined in GE Engines Specification E1271A. The weight data corresponds to the 51000 lb (23133 kg) MTOW design weight option and includes the weight changes associated with the centre-wing fuel tank. Appropriate adjustments shall be made for changes in configuration approved by the Buyer and BRAD or otherwise allowed by the Purchase Agreement which cause changes to the performance of the Aircraft.

2.0   AIRPORT CONDITIONS

2.1   RDU - Raleigh/Durham

                        Runway:                            05L
                        Elevation:                         436 ft
                        Ambient temperature:               ISA+15 degrees C
                        Runway available-take-off:         10000 ft (3048 m)
                        Clearway:                          0 ft (0 m)
                        Stopway:                           0 ft (0 m)
                        Line-up allowance:                 82 ft (25 m)
                        Runway available-landing:          8114 ft (2473 m)
                        Wind:                              none
                        Slope:                             0.4% (uphill)
                        Obstacles (relative to brake release point)
                                                dist(ft/m) height(ft)
                                                11474/3497 48
                                                12556/3827 81
                                                12848/3916 94

2.2 [***]

                                         [***]
                                  (15 pages omitted)

10.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

11.0 This Letter Agreement constitutes an integral part of the Agreement and subject to the terms and conditions contained therein.

12.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void except that the provisions of this Letter Agreement shall survive with respect to delivered Aircraft.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.

Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/  Robert Ferguson
       ---------------------------------
Title:    CEO

[LOGO]    Bombardier Inc.
          Bombardier Regional Aircraft Division
          123 Garratt Boulevard
          Downsview, Ontario, Canada M3K 1Y5
          Telephone (416) 633-7310
          Contracts Facsimile (416) 375-4533


September 17th, 1997
Our Ref: B97-7701-RJTL-CRJ0393-011

Midway Airlines Corporation
300 West Morgan Street, Suite 1200
Durham, NC 27701
USA

Attention: Mr. Robert Ferguson, Chairman, President & CEO

Gentlemen,

Re: Letter Agreement No. 011 (Re: Configuration)

Reference is made to Purchase Agreement No. PA-0393 (the "Agreement") between Bombardier Inc., represented by its Bombardier Regional Aircraft Division ("BRAD") and Midway Airlines Corporation ("Buyer") for the sale of ten (10) Canadair Regional Jet Aircraft (the "Aircraft").

This letter, when accepted and agreed to by Buyer contemporaneously with execution of the Agreement, will become part of the Agreement and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Agreement not defined herein, shall have the same meaning as in the Agreement.

Subject: Configuration

1.0   [***]

2.0   [***]

3.0 The provisions of this Letter Agreement are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of BRAD.

4.0 This Letter Agreement constitutes an integral part of the Agreement and subject to the terms and conditions contained therein.

5.0 In the event of the termination of the Agreement, this Letter Agreement shall become automatically null and void except that the provisions of this Letter Agreement shall survive with respect to delivered Aircraft.

Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.

Yours truly
BOMBARDIER INC.


By:    /s/[SIGNATURE ILLEGIBLE]
       ---------------------------------
Title: Manager, Contracts


ACCEPTED AND AGREED TO:
this 17th day of September, 1997

Midway Airlines Corporation


By:    /s/ Robert Ferguson
       ---------------------------------
Title:    CEO

                                     ANNEX A

                CONFIGURATION DIFFERENCES FOR FIRST FOUR AIRCRAFT

Option No.     Description                   Comments

25-108         [***]                         [***]

25-093         [***]                         [***]

25-351         [***]                         [***]

25-TBD         [***]                         [***]

34-019         [***]                         [***]

34-350         [***]                         [***]

35-TBD         [***]                         [***]


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